Exhibit 10.1

LEASE AGREEMENT

PARTIES

THIS LEASE AGREEMENT (“Lease”), dated the 3rd day of April, 2017 (“Effective Date”), between Capitol View Joint Venture, a Tennessee general partnership, (hereinafter called “Landlord”), and HealthStream, Inc., a Tennessee corporation (hereinafter called “Tenant”), collectively referred to as the “Parties”.

LANDLORD AND TENANT MUTUALLY AGREE TO THE FOLLOWING TERMS, COVENANTS AND PROVISIONS:

The Parties agree to the following exhibits which are incorporated herein by reference as if set forth verbatim:

Exhibit “A”	–	Site Plan of the Building

Exhibit “B”	–	Plan Delineating the Premises

Exhibit “C”	–	Commencement Date Agreement

Exhibit “D-1”	-	Base Building Standard Specifications

Exhibit “D-2”	–	Building Standards

Exhibit “E”	–	Building Rules

Exhibit “F”	-	SNDA Form

Exhibit “G”	-	Estoppel Form

FUNDAMENTAL LEASE PROVISIONS.

LANDLORD:	Capitol View Joint Venture

NOTICE ADDRESS OF LANDLORD:	The Northwestern Mutual Insurance Company Chris Misiti, Managing Director 720 East Wisconsin Avenue Milwaukee, WI 53202

and

The Northwestern Mutual Life Insurance Company
Natalie Liberstein, Director
1100 Abernathy Rd NE, Ste 895
Atlanta, GA 30328

and

Boyle Nashville, LLC
Attention: Thomas McDaniel
2000 Meridian Blvd., Suite 250
Franklin, Tennessee 37067

With copy to:
Evans Petree PC
Attention: Woods Weathersby and/or Ashby Scott
1000 Ridgeway Loop Road, Suite 200
Memphis, Tennessee 38120

RENT REMITTANCE ADDRESS:	P.O. Box 17800 Memphis, Tennessee 38187

TENANT:	HealthStream, Inc., a Tennessee corporation

NOTICE ADDRESS OF TENANT:	Prior to Occupancy of the Premises: HealthStream 209 10th Avenue South - Suite 450 Nashville, TN 37203 Attention: General Counsel

After Occupancy of the Premises, the address shall be the Premises

And with a copy to:
Bradley Arant Boult Cummings, LLP
1600 Division Street, Suite 700
Nashville, TN 38203
Attention: J. Thomas Trent, Jr.

BILLING ADDRESS OF TENANT:	Prior to Occupancy of the Premises: HealthStream 209 10th Avenue South - Suite 450 Nashville, TN 37203

After Occupancy of the Premises, the address shall be the Premises

TENANT CONTACT PERSON:	Michael M. Collier, General Counsel & V.P.
Telephone: 615-301-3193
Email: michael.collier@healthstream.com

BUILDING:	A to-be-built class A ten-story office building located in Block E of the Capitol View development, located as more particularly depicted on Exhibit “A” attached hereto and incorporated herein by reference.

PREMISES:	Suite 900 consisting of the entire ninth (9th) floor and suite 1000 consisting of the entire tenth (10th) floor in the Building, as more particularly depicted on Exhibit “B” attached hereto and incorporated herein by reference.

PREMISES SIZE:	The entire 9th floor of the Building containing 32,774 rentable square feet and the entire 10th floor of the Building containing 32,774 rentable square feet for a total of 65,548 rentable square feet, as more particularly depicted on Exhibit “B” attached hereto and incorporated herein by reference.

TOTAL BUILDING SIZE:	301,097 rentable square feet.

LEASE TERM:	Ten (10) years and six (6) months beginning on the Commencement Date.

COMMENCEMENT DATE:	The date that the Premises are Ready for Occupancy (as further defined in Section 1.04).

BASE RENT:	$30.45 per rentable square foot with an annual increase of 2%, subject to the terms and conditions set forth in Section 2.01.

OPERATING EXPENSE STOP:	$9.00 per rentable square foot

SECURITY DEPOSIT:	None

TENANT USE:	General office subject to Section 4.06

PARKING	Tenant shall have the right to lease up to 375 parking spaces in the Building’s parking garage in Block E, which parking spaces shall be unassigned and unreserved, at a monthly rent of $25.00 per parking space, increasing 2% per annum, as further discussed in Section 5.21.

EXPANSION ROFO:	Tenant shall have a right of first offer to expand the Premises so to include the entire eighth (8th) floor of the Building, all in accordance with the provisions of Section 1.03.

RENEWAL OPTION:	Subject to the terms contained in Section 1.05, Tenant shall have two (2) five year renewal options.

EFFECT OF REFERENCE TO A FUNDAMENTAL LEASE PROVISION

Each of the fundamental lease provisions contained hereinabove will be construed in accordance with the other provisions of this Lease and will be limited by such other provisions. In the event of any conflict between the fundamental lease provisions and the balance of this Lease, the latter will control.

ARTICLE I

BUILDING, PREMISES, TERM & USE

BUILDING/BLOCK

1.01. Landlord owns Block E (“Block”) located within the Capitol View development (“Project”) in Nashville, Tennessee, upon which a ten (10) story, class A office building is to be constructed (“Building”). The “Building” has not yet been constructed and Landlord has not yet completed or finalized the Building, but it is generally shown on the site plan of the Building attached as Exhibit “A.” Landlord will change the design of the Building to reduce the number of pilasters on the 9th and 10th floors of the Building, as more particularly shown on Exhibit “A-1”. The term “Building” for purposes of this Lease shall include the building as actually constructed.

The Building, once constructed, shall contain (i) an area for FedEx and UPS pick up and drop boxes, (ii) a covered visitor drop off area for the Building or through the garage, (iii) two or more electric vehicle charging stations (pay as you go), and (iv) covered bicycle racks adequate to serve the needs of the occupants and visitors to the Building.

The Block shall be designed to contain at least 20,000 rentable square feet of ground floor space designed to accommodate retail/storefront users (the 20,000 RSF includes the space at the base of both the hotel site and the Building site) and all blocks within the Project (Blocks A, C, D and E) shall be designed to contain at least 70,000 rentable square feet of ground floor space designed to accommodate retail/storefront users. In addition, the Project, once completed, shall include a pocket park, an activity park and a connection to the city’s greenway system.

PREMISES

1.02 The Landlord shall lease to Tenant and Tenant shall hire from Landlord suite 900 which consists of the entire ninth (9th) floor of the Building containing thirty-two thousand seven hundred seventy-four (32,774) rentable square feet, and suite 1000 which consists of the entire tenth (10th) floor of the Building containing thirty-two thousand seven hundred seventy-four (32,774) rentable square feet, for a total of sixty-five thousand five hundred forty-eight (65,548) rentable square feet, all outlined on the plan attached hereto as Exhibit “B” as (hereinafter called “Premises”). The rentable square footage of the Premises has been calculated based on the plans by the Landlord’s architect in accordance with BOMA’s Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA 2010, Method B (“BOMA”) and the rentable square footage of the Building has been calculated by the Landlord’s architect based upon the plans in accordance with BOMA.

8TH FLOOR DEFERRED LEASING AND

EXPANSION RIGHT OF FIRST OFFER

1.03

(a) Deferred Leasing of Eighth (8th) Floor. Landlord shall defer the leasing of the 8th floor in the Building in order to confirm that Tenant does not desire to expand the Premises to include additional space on that floor, which contains thirty-four thousand four hundred sixty-five (34,465) rentable square feet and is more particularly identified on Exhibit “B-1” (“8th Floor”) until the earlier of (a) such time as Tenant has provided Landlord with its final plans for the Leasehold Improvements, or (b) March 1, 2018 (“Deferred Leasing Period”). Following the expiration of the Deferred Leasing Period, Landlord shall be free to lease 8th Floor of the Building (subject to Tenant’s ROFO rights below).

(b) Expansion Right on Eighth (8th) Floor, prior to initial leasing. Notwithstanding the foregoing, if, after the expiration of the Deferred Leasing Period and before Landlord has executed a lease with another tenant for the 8th Floor, Tenant desires to lease the entire remaining unleased portion of the 8th Floor, Tenant shall notify Landlord in writing of its desire. If Landlord has not leased such remaining 8th Floor space to another tenant, Landlord shall lease the remainder 8th Floor to Tenant upon the same terms and conditions set forth in this Lease (i.e., the same per square foot rent then in effect, the same Operating Expense Base Stop and same Term expiration, with no tenant improvement allowance), except that the additional parking spaces made available to Tenant pursuant to this expansion shall be at the then standard charge (rather than the preferred rate of $25.00/parking space, per month granted to Tenant in Section 5.21). Tenant hereby acknowledges that after the expiration of the Deferred Leasing Period, Landlord has no obligation to notify Tenant prior to leasing all or any portion of the 8th Floor and that the burden is on Tenant to notify Landlord if its desire to lease the 8th Floor space subject to the terms and conditions contained herein.

(c) Tenant’s Right of First Offer. Following the expiration of the initial lease of the ROFO Space (hereinafter defined) and vacancy thereof, subject to Landlord’s right to renew the lease of any initial tenant of any portion of the ROFO Space (or the initial tenant’s successors, assigns or subtenants), and subject further to the provisions contained below, Tenant shall have a right of first offer (“ROFO”) to lease the applicable portion of the 8th floor coming available (“ROFO Space”), provided Tenant has a minimum of three (3) years remaining in the Lease Term (or Tenant exercises a Renewal Option so to have at least three (3) years remaining). Tenant hereby agrees and acknowledges that the ROFO Space is currently available for lease and that Tenant’s ROFO shall only apply following the initial leasing of the ROFO Space, the expiration of the initial lease of the ROFO Space to a third party, and the vacating of the ROFO Space by the initial tenant or their successors, assigns or subtenants. Tenant hereby agrees and acknowledges that Landlord shall have the absolute right to renew the initial lease of the ROFO Space (or the initial tenant’s successors, assigns or subtenants) if it so desires and such a renewal shall not be in violation of this Section.

Tenant shall have the right to exercise its ROFO hereunder only in the event that no default beyond any applicable notice and cure period then exists and is continuing in the performance of the any of the terms of the Lease.

When a ROFO Space Vacancy occurs, prior to marketing or offering the ROFO Space for lease to a third party, Landlord shall give Tenant written notice informing Tenant that it intends to offer the ROFO Space for lease (“ROFO Notice”). The ROFO Notice shall include the applicable portion of the ROFO Space being offered for lease, and Landlord’s proposed rental and any other terms Landlord may wish to propose in connection with the lease of the ROFO Space. Tenant shall only have the right to exercise the ROFO with regard to the entirety of the ROFO Space referenced in the ROFO Notice, not a portion. If the ROFO is exercised in the first five (5) Lease Years of the initial Lease Term, then the ROFO Space shall be added to the Lease by amendment on the same per square foot economic terms then in effect for the Premises, except that the additional parking spaces to be made available to Tenant with regard to the ROFO Space shall be at the then standard charge (rather than the preferred rate of $25.00/parking space, per month granted to Tenant in Section 5.21). If the ROFO is exercised after the expiration of the fifth (5th) Lease Year, the ROFO Space shall be leased upon the terms set forth in the ROFO Notice. Notwithstanding the foregoing, if Landlord subsequently determines to lease the ROFO Space for the economic equivalent of a lower rent (taking into account any tenant allowances, benefits and credits) than was set forth in the ROFO Notice, then Landlord will provide Tenant with a second ROFO Notice setting forth such lower rent and Tenant shall have ten (10) business days following the date of such second ROFO Notice to determine if it wishes to exercise the ROFO and lease the ROFO Space at said lower rent.

(d) Exercise of Tenant’s ROFO. Tenant shall have the right and option to exercise Tenant’s ROFO only by giving written notice of exercise thereof to Landlord within ten (10) business days following the date on which Tenant receives a ROFO Notice (the “ROFO Exercise Period”).

(e) Effect of Tenant’s Election. If Tenant exercises Tenant’s ROFO in accordance with the provisions contained hereinabove, the Parties will promptly negotiate a lease amendment to include the ROFO Space as part of the Premises, which amendment shall be completed within thirty (30) days of Tenant’s notice to Landlord. If however, Tenant does not exercise Tenant’s ROFO in accordance with the provisions contained hereinabove within Tenant’s ROFO Exercise Period, then Landlord shall have the right to market and lease the applicable portion of the ROFO Space without further obligation to Tenant, except with respect to the requirement for a second ROFO Notice pursuant to the last sentence of (c) of this Section.

(f) Personal to HealthStream, Inc. Tenant’s ROFO is personal to HealthStream, Inc. If HealthStream Inc. assigns this Lease, in whole or in part, or subleases or assigns all or part of the Premises to someone other than an Affiliate (hereinafter defined) or HealthStream Inc. or its Affiliate (hereinafter defined) otherwise does not own the leasehold estate created hereunder, Tenant’s ROFO shall automatically terminate and be null and void.

(g) Duration of Tenant’s ROFO. With regards to the ROFO Space offered, the terms and provisions of this Section 1.03 shall continue until the earlier of (i) the expiration or earlier termination of this Lease, (ii) upon that date which HealthStream Inc. has assigned this Lease, in whole or in part, has subleased all or part of the Premises to anyone other than an Affiliate (hereinafter defined), or (iii) upon that date that Tenant vacates all or part of the Premises, (iv) upon that date that Tenant downsizes the Premises below the full 9th and 10th floors or in the event Tenant subleases or assigns one full floor or more of the Premises (other than due to a sublease or assignment to an Affiliate). If Landlord leases the ROFO Space to a third party after Tenant’s failure to exercise its ROFO in accordance the terms contained in this Section, Tenant shall continue to have a ROFO as to that ROFO Space if and when all or a portion of said ROFO Space becomes subject to a ROFO Space Vacancy.

TERM

1.04. The term of this Lease shall be for ten (10) years and six (6) months (“Lease Term”) beginning on the Commencement Date. In the event the Commencement Date is not the first day of the month, then the Lease Term shall be measured from the first day of the month following the Commencement Date.

The “Commencement Date” shall mean the date that the Premises is “Ready for Occupancy”.

“Ready for Occupancy” shall mean the first (1st) business day following a weekend after the date that all of the following have occurred:

(i) Landlord and its architect shall certify by delivery of an AIA G704 certificate of substantial completion that Landlord’s contractor has substantially completed the Base Building (hereinafter defined) and the Leasehold Improvements (hereinafter defined) and that such work is substantially complete, notwithstanding that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant’s use of the Premises remain to be performed (items commonly referred to as “punch-list” items) and shall certify to Tenant the number of square feet of Rentable Area of the Building and the number of square feet of Rentable Area of the Premises, and verify that the Premises and the Building were delivered in substantial accordance with the construction drawings;

(ii) Landlord or Landlord’s contractor has obtained a Certificate of Occupancy (or temporary CO) for the Building and the Premises permitting Tenant to occupy the Premises;

(iii) All water, sanitary, electrical, heating, ventilating and air conditioning systems of the Premises and Building are operational to the extent necessary to provide adequate services to the Premises; and

(iv) Access to the Building, the Premises and the parking areas are available to Tenant 24 hours per day, 365 days per year.

Landlord shall provide Tenant with access to the Premises for installation of equipment and furniture (concurrent with the completion of the Leasehold Improvements (hereinafter defined)), at no charge, at least sixty (60) days prior to the Ready for Occupancy Date. No base rent, Additional Rent or any additional costs related to rental will accrue prior to the Ready for Occupancy Date so long as Tenant does not commence business operations in the Premises.

Within five (5) business days after the execution of the AIA Form G-704 Certificate of Substantial Completion, Landlord’s construction representative and Tenant’s construction representative shall meet at and do a complete walk through inspection (“Walk-Through Inspection”) of the Premises and the Building to identify any incomplete or non-complying items, which items shall be listed in a written document (the “Punchlist”), and Landlord shall promptly and diligently complete or correct all Punchlist items.

Within ten (10) Business Days after the Commencement Date, the Parties shall execute the Commencement Date Agreement in a form similar to that which is attached hereto as Exhibit “C”.

RENEWAL OPTION

1.05. Subject to the terms contained herein, Tenant shall have the right to renew and extend the Lease Term hereunder for two (2) consecutive periods of five (5) years each (each a “Renewal Option”). Tenant agrees to give Landlord written notice no less than eighteen (18) months prior to the expiration of the Lease Term or the initial Renewal Option, as applicable (“Renewal Notice”), of its intention to exercise its Renewal Option and to extend the Lease Term as provided herein. If Tenant fails to timely provide the Renewal Notice, Tenant shall automatically be deemed to have waived its right to renew and the Renewal Option granted herein shall be of no further force or effect. Tenant shall have the right to exercise its Renewal Option hereunder only in the event that no default currently exists and that no default is continuing in the performance of any of the terms of the Lease. The Renewal Option is only available as to the entirety of the Premises and not for a portion thereof. The starting Base Rent and annual increases for the Renewal Option term shall be at the then market rent for leases in similar properties. The starting Base Rent for the Renewal Option term shall be at the then effective market rent for renewal leases in similar properties taking into consideration the amount of any annual rent increases, tenant improvement allowances, free rent, moving allowances, amount of the expense stop or other terms or concessions being included in similar properties. All lease renewal terms shall remain unchanged from those previously in effect during the primary term of the Lease except for the Base Rent and expense stop as noted hereinabove. The Parties mutually agree to execute an amendment renewing the Lease on the terms and conditions in accordance with this Section within thirty (30) days of Tenant’s Renewal Notice to Landlord.

The Renewal Options are personal to HealthStream, Inc. and its Affiliates. If HealthStream, Inc. assigns this Lease, in whole or in part, or subleases or assigns all or part of the Premises to someone other than an Affiliate (hereinafter defined) or HealthStream, Inc or its Affiliate (hereinafter defined) otherwise does not own the leasehold estate created hereunder, the Renewal Options granted hereunder shall automatically terminate and be null and void.

BASE BUILDING

1.06. Landlord, at Landlord’s cost and expense, shall provide Tenant with the minimum base Building standard improvements described on Exhibit “D-1” (“Base Building”). The Base Building shall be performed in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Landlord agrees that it shall diligently and promptly enforce all correction covenants and warranties of contractors, manufacturers, suppliers and installers relating to any and all improvements to the Building and equipment installed upon the Building.

All Base Building improvements must be constructed in compliance with Americans with Disability Act (“ADA”). Following the Commencement Date, any future requirements emerging from new regulations regarding ADA or changes in government regulations regarding ADA will be borne by Landlord as to the Base Building and by Tenant as to the Premises.

LEASEHOLD IMPROVEMENTS

1.07. Landlord shall engage the contractor, manage and oversee the completion of the leasehold improvements to the Premises (“Leasehold Improvements”), but all costs and expenses of the Leasehold Improvements including, without limitation, the construction, design and planning, shall be borne solely by Tenant and paid by Tenant in a prompt and efficient manner, TIME BEING OF THE ESSENCE.

The architect for the Leasehold Improvements shall be Hastings Associates. The design of the Leasehold Improvements shall be subject to Landlord’s review and approval, not to be unreasonably withheld, qualified or delayed, provided, however, that the design of the Leasehold Improvements shall adhere in all respects to the Landlord’s standard office buildout specifications (“Building Standards”), attached hereto as Exhibit “D-2,” to the extent, and only to the extent that the Leasehold Improvements include any of the design elements on said exhibit. Landlord shall respond to all initial requests and submittals by Tenant for the design of the Leasehold Improvements within ten (10) business days. Landlord shall respond to all revised submittals by Tenant for the design of the Leasehold Improvements within five (5) business days. Failure to respond within said timeframes shall extend the March 1, 2018 date set forth in Section 1.08.B. on a day for day basis, without extending the Required Delivery Date. Landlord shall have the right to choose the general contractor that will perform the Leasehold Improvements, which may be the same general contractor constructing Landlord’s Basic Work, provided that whichever general contractor is selected by Landlord, said general contractor shall bid out all material subcontractors to at least three (3) groups using an open book format.

Tenant agrees to and shall pay, as Additional Rent hereunder, on a monthly draw basis, all costs and expenses for the Leasehold Improvements in accordance with the terms and conditions contained herein. Landlord shall provide Tenant with an itemized list of costs incurred during each month, together with reasonable back-up information, invoices, receipts, etc. (“Draw”). Within ten (10) business days of receipt of the Draw request, Tenant shall submit to Landlord payment in full of the Draw amount. Landlord agrees that its contract with the general contractor shall provide for a retainage of not less than five percent (5%) being deposited in escrow in accordance with Tennessee law.

TARGET DATES/DELAY

1.08. Subject to Excusable Delay, Landlord shall complete, within the time requirements as herein set forth, the Base Building and the Leasehold Improvements so that the Ready for Occupancy Date occurs on or before April 15, 2019 (“Required Delivery Date”). For each day after the Required Delivery Date that the Ready for Occupancy Date does not occur (a “Failure to Timely Complete”), except to the extent of delays caused by timely documented events of Force Majeure (hereinafter defined) or by timely documented failures by Tenant in completing its required tasks by applicable Target Dates (such failure by Tenant being a “Tenant Delay”), Tenant, as its sole and exclusive remedy, shall be entitled to a credit against the Base Rent equal to the amount of holdover rent or damages that Tenant owes to its current landlord, not to exceed Six Thousand and No/100 Dollars ($6,000.00) per day. If the Ready for Occupancy Date has not occurred within one hundred fifty (150) days of the Required

Delivery Date (“Termination Date”), then Tenant shall have the right to terminate this Lease by providing written notice of termination on or before the Termination Date. If, at any time, Landlord anticipates that it will be unable to meet any of the Target Dates, Landlord may notify Tenant in writing of the delay and the anticipated delayed date (“Anticipated Delay Notice”). Tenant may ask Landlord from time to time whether Landlord anticipates that it will be able to meet all of the Target Dates, in which event Landlord shall provide Tenant with its commercially reasonable opinion as to whether it will be not able to meet any of the Target Dates, and if so, whether Landlord reasonably expects to be able to catch up the progress of construction and complete the Leasehold Improvements to the point that Tenant may access the Premises for furniture and equipment installation (concurrent with the continued completion of the Leasehold Improvements) on or before February 28, 2019. If the anticipated completion date is beyond the Termination Date, Landlord shall provide Tenant with the revised completion date and Tenant shall have the right to terminate by providing Landlord written notice of termination within fifteen (15) business days of the date of Landlord’s Anticipated Delay Notice. Should Tenant elect to terminate the Lease, the Lease shall terminate upon delivery of said notice by Tenant and neither Landlord nor Tenant shall have any further obligations under this Lease except those that expressly survive. If Tenant fails to exercise its termination right within said fifteen (15) business day period, Tenant shall be deemed to have waived its right to terminate with regard to the original delay and this Lease shall continue in full force and effect with the Termination Date being revised to the date provided in the Anticipated Delay Notice.

In the event Tenant exercises said termination right, Landlord shall reimburse Tenant for all of Tenant’s out of pocket costs paid to third parties and incurred prior to the Termination Date. The remedies set forth in this Section shall be Tenant’s sole and exclusive remedies for failure to complete the Base Building and/or the Leasehold Improvements within the timeframes required herein. THE PARTIES HEREBY AGREE THAT THE REMEDIES SET FORTH HEREIN ARE DESIGNED TO COMPENSATE TENANT FOR THE DAMAGES TENANT WILL INCUR, THAT SUCH PROVISIONS ARE NOT A PENALTY BUT INSTEAD ESTABLISH LIQUIDATED DAMAGES THAT ARE REASONABLE GIVEN THE CIRCUMSTANCES NOW EXISTING (INCLUDING, WITHOUT LIMITATION, THE RANGE OF HARM TO TENANT THAT IS REASONABLY FORESEEABLE AND THE ANTICIPATION THAT PROOF OF TENANT’S ACTUAL DAMAGES WOULD BE COSTLY, IMPRACTICAL AND INCONVENIENT), AND THAT THE PARTIES ARE REPRESENTED BY COMPETENT COUNSEL AND UNDERSTAND THE PROVISIONS OF THIS SECTION.

In order to reduce the risk of a Tenant Delay, the Parties shall use good faith, reasonable efforts, to meet the following deadlines (the “Target Dates”):

A. On or before September 1, 2017, a foundation permit for the Building shall have been issued to Landlord and commence construction of the Building shall have occurred.

B. On or before March 1, 2018, subject to Section 1.07, Landlord and Tenant shall have approved the Design Development Plans for the Premises and the Leasehold Improvements.

C. On or before May 1, 2018, subject to Section 1.07, Landlord and Tenant shall have approved the complete set of construction drawings, including detailed architectural, structural, mechanical, electrical and plumbing plans and specifications for the Premises and the Leasehold Improvements.

D. On or before February 28, 2019, progress on completion of the Leasehold Improvements to the point that Tenant may access the Premises for furniture and equipment installation (concurrent with the continued completion of the Leasehold Improvements).

Time is of the essence in connection with the Target Dates.

Tenant shall respond to all initial requests and submittals by Landlord within ten (10) business days. Tenant shall respond to all revised submittals by Landlord within five (5) business days. Failure to respond within said timeframes shall constitute a Tenant Delay to the extent Landlord is not able to otherwise mitigate such delay by Tenant.

“Force Majeure” means any timely documented delays due to strikes, riots, labor difficulties, acts of God, unusually inclement weather, shortages of labor or materials, war, governmental laws, regulations or restrictions not in effect as of the date of this Lease, moratorium or other unusual delay in obtaining necessary governmental or utility permits or approvals not attributable to the acts or omissions of the party, casualties or any other causes of any kind whatsoever which are beyond the reasonable control of such party, but excluding delays caused by a lack of necessary funds.

If the Tenant misses a Target Date required to be met by Tenant, then Landlord shall have the right to send written notice of such failure to Tenant, and give Tenant ten (10) business days to cure the failure. Each day between the initial notice from Landlord and the actual cure date by Tenant shall constitute a “Failure to Complete” by Tenant to the extent Landlord is unable to otherwise mitigate such delay by Tenant. In such event, Landlord shall have the right to give a subsequent notice to Tenant within ten (10) business days of Tenant’s completion of the task which notice shall document the total number of days of delay caused by Tenant’s Failure to Complete and the extent that the delay will require an adjustment to any of Landlord’s Target Dates, which time period shall constitute a Tenant Delay.

If the Landlord misses a Target Date required to be met by Landlord, then Tenant shall have the right to send written notice of such failure to Landlord, and give Landlord ten (10) business days to cure the failure, and if such failure is not so cured, then Tenant shall have the right to require that Landlord provide assurances that the failure to meet the Target Date will not result in a Failure to Timely Complete.

Time is of the essence in connection with the performance of this Section, and this Section shall survive the termination of the Lease.

USE

1.09. Unless approved in writing by Landlord, Tenant shall use the Premises solely for its corporate headquarters and any other general office use. Landlord hereby approves Tenant’s operation a food services facility within the Premises of such Tenant for the sole use and benefit of the occupants of the Premises and their invitees. Tenant shall have card key access to its Premises through the stairwells in the Building.

ARTICLE II

RENTAL

RENTAL

2.01. In consideration for this Lease, Tenant promises to pay Landlord at Landlord’s Rent Remittance Address in lawful money of the United States monthly base rental (“Base Rent”) beginning on the Commencement Date and on the first (1st) day of each and every month during the Term as follows:

Period*	Payment*
Months 1 - 6	$0.00 per month
Months 7 - 12	$166,328.05 per month
Months 13 - 24	$169,654.61 per month
Months 25 - 36	$173,047.70 per month
Months 37 - 48	$176,508.66 per month
Months 49 - 60	$180,038.83per month
Months 61 - 72	$183,639.61per month
Months 73 - 84	$187,312.40per month
Months 85 - 96	$191,058.65 per month
Months 97 - 108	$194,879.82 per month
Months 109 - 120	$198,777.42per month
Months 121 - 126	$202,752.97 per month

*	The dates shown in the schedule above, and if any adjustment to the size of the Premises results in a recalculation of the Base Rent, the same shall be more particularly established in the Commencement Date Agreement to be signed as more particularly discussed in Section 1.04.

As noted above, the Base Rent payable herein shall abate for the first six (6) months following the Commencement Date so that Tenant shall owe $0.00 per month in Base Rent during said six (6) month period. Notwithstanding the foregoing, during said six (6) month period, Tenant shall continue to pay all other sums due under this Lease. If at any time Tenant defaults under this Lease, then, in addition to all other rights of Landlord available hereunder or otherwise available at law or in equity, Tenant shall be obligated to reimburse Landlord for all abated Base Rent granted hereunder. This provision shall survive termination of this Lease.

Base Rent shall be paid to Landlord on or before the first day of each and every month throughout the Term without notice, demand or setoff, except as may be specifically set forth herein.

Any monetary obligation of Tenant as provided in this Lease, other than the Base Rent, is “Additional Rent” and is material consideration for the Premises. Base Rent and Additional Rent shall sometimes be referred to herein collectively as “Rent”.

ADJUSTMENT OF

RENTAL

2.02.

A.	Tenant’s Pro Rata Share of Operating Expenses. In the event and to the extent the Operating Expenses (as defined below) of Landlord for the Building of which the Premises are a part shall, for any calendar year during the Lease Term, exceed the Operating Expense Stop (“Excess Operating Expenses”), Tenant agrees to pay, as Additional Rent, Tenant’s Pro Rata Share (hereinafter defined) of the Excess Operating Expenses. “Tenant’s Pro Rata Share” shall be that percentage which is determined by dividing the Premises Size by the Total Building Size.

B.	Invoice for Tenant’s Pro Rata Share of Operating Expenses. Landlord may within six (6) months following the close of any calendar year for which Additional Rent is due under this Section, invoice Tenant for Tenant’s Pro Rata Share of the Excess Operating Expenses. Tenant agrees to make payment of said Additional Rent to Landlord within thirty (30) days following receipt of the invoice.

The invoice shall include a statement (“Statement”) with computations of the Excess Operating Expenses for the calendar year. In any calendar year during the Lease Term, Landlord, in lieu of waiting until the close of the calendar year in order to determine any Excess Operating Expenses, may at its option invoice Tenant on a monthly basis, in advance, for Landlord’s estimate of Tenant’s Pro Rata Share of the Excess Operating Expenses, and Tenant may request such a monthly estimated billing, in which event Landlord shall estimate Tenant’s Pro Rata Share of the Excess Operating Expenses and bill the same on a monthly basis. Following year end, Landlord shall adjust with Tenant such Excess Operating Expenses based on actual Excess Operating Expenses incurred for such calendar year. Within thirty (30) days of the determination of actual Excess Operating Expenses by Landlord, if necessary, Landlord shall refund to Tenant any overpayment by Tenant of Tenant’s Pro Rata Share of the Excess Operating Expenses or, within thirty (30) days following its receipt of an invoice therefor, Tenant shall pay to Landlord any overage of actual Tenant’s Pro Rata Share of the Excess Operating Expenses.

Tenant may contest the Statement if Tenant provides Landlord with written notice of its contest within six (6) months of receiving the Statement. If Tenant timely provides notice of contest, then Tenant and its agents and employees shall have the right, at its own expense, to audit or review Landlord’s books within sixty (60) days of Tenant’s contest notice at reasonable times, during normal business hours, and with minimal interference to or by Landlord. Tenant shall notify Landlord of the results of such audit or review in writing. Landlord shall have the right to dispute the results of Tenant’s audit or review. Tenant agrees that (a) Tenant shall not disclose the results of any such audit or review except to its accountants, attorneys or advisors, or as required by law, and (b) Tenant shall require that its auditors, employees, agents, attorneys or anyone associated with such parties shall not disclose the results of any such audit or review; provided, however, that Landlord hereby agrees that nothing in this paragraph shall preclude Tenant from disclosing the results of such audit or review in any judicial, arbitration or mediation proceeding, pursuant to court order or discovery request, or to any proposed assignee or subtenant of Tenant, or to any agent or employee of Landlord who or which request the same. No auditor hired by Tenant shall be paid on a contingent fee basis, but rather on an hourly basis or other similar contractual fee. No subtenant shall have any right to conduct an audit or review. If the results of any audit performed by Tenant reveal that Landlord overstated Operating Expenses by five percent (5%) or more, Landlord shall reimburse Tenant for the reasonable audit costs.

C.	Definition of Operating Expenses. The term “Operating Expenses” as used above includes all reasonable expenses incurred with respect to the maintenance and operation of the Building of which the Premises are a part, including, but not limited to, maintenance and repair costs, electricity, fuel, water, sewer, gas and other utility charges (but not any excess utility services or after-hours heating and air conditioning service provided at the request of any tenant of the Building), all real estate and ad valorem taxes, assessments, sewer rents, water rents and charges, general or special applicable to the Premises or the Building (excluding interest or penalties for late payment), security, window washing, janitorial services, trash removal, landscaping and pest control, property management fees (provided such management fees shall not in the aggregate exceed three percent (3%) of the gross revenues for the Building during the applicable period), wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Building and Project (it is agreed that only a pro rata share is to be billed to the Building for those employees of Landlord who work on other projects), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Building, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building, including association dues to the association for the Project and any and all other costs or assessments levied against the Building under the Declaration (it being agreed, however that the cost of the maintenance and repair of the park on the Building lot will be a shared common area expense in proportion to all improvements at the Project and not allocated solely to the Building), and the amortization of the cost of Permitted Capital Expenditures to the Building. “Permitted Capital Expenditures” means the costs, amortized over its useful life, of (a) any capital improvement made by or on behalf of Landlord after the Commencement Date which is required under any Legal Requirements that were not applicable as of the Commencement Date and that are not otherwise assumed by or allocated to Landlord under this Lease; (b) the acquisition and installation of any device or equipment designed to improve operating efficiency or energy efficiency or which is acquired to improve safety; and (c) costs that are capitalized but are generally considered maintenance items (like painting of common areas, replacement of carpet in elevator lobbies, resurfacing, etc.). If the Building is less than ninety five (95%) leased during any portion of any calendar year, then the actual Operating Expenses that vary by occupancy for such calendar year shall be increased to the amount of such Operating Expenses that Landlord reasonably determines would have been incurred during that calendar year if the Building had been fully leased throughout that calendar year; provided, however, that this “gross up” provision shall not result in Landlord recovering more than 100% of actual Operating Expenses and provided that this “gross up” provision is invoked by Landlord in a manner that is consistent with how “gross up” is invoked in other comparable office buildings of comparable age in the Nashville, Tennessee area.

Notwithstanding anything to the contrary in the Lease, “Operating Expenses” shall not include any of the following items: (1) initial construction costs and except for Permitted Capital Expenditures (which are included in Operating Expenses) other capital expenditures, including, but not limited to, capital repairs and replacements; (2) depreciation, interest and principal payments of mortgages and other debt costs, if any; (3) wages and other compensation paid to officers or other executive level employees of Landlord above the level of building manager, senior building manager, engineer or comparable position; (4) wages and other compensation of employees who do not work full time at the Building, unless the wages and other compensation paid to non-full time employees are reasonably allocated by Landlord to the Building on the basis of the portion of work performed by such employees at the Building and at other locations; (5) costs of curing violations of Legal Requirements in effect as of the Commencement Date; (6) management fees in excess of amounts expressly authorized in the preceding paragraph; (7) costs for any non-standard service that are reimbursed by any other tenant (8) costs to market the Building for lease; (9) costs of correcting construction defects; (10) the cost of repairing or restoring any portion of the Building damaged by fire or other casualty; (11) the cost of repairs, alterations or replacements required as the result of any taking or condemnation of the Land, common areas or Building for public or quasi-public use or purpose by any governmental or quasi-governmental authority, or as the result of any conveyance in lieu of being taken or condemned; (12) repairs and maintenance for items that are covered without charge by service contracts, guarantees or warranties, and any cost or expenditure or any portion thereof for which Landlord has been reimbursed or is entitled to reimbursement, whether by insurance proceeds or otherwise, except reimbursements or other payments from other tenants of the Building in respect to costs and expenses which are Operating Expenses; (13) increased costs incurred solely and directly due to Landlord’s breach of any agreement, negligence, misconduct, or violation of Legal Requirements; (14) costs arising or resulting from the presence of any Hazardous Materials on, under or about the Building or the Project in violation of any Legal Requirement or any Hazardous Materials released or discharged from the Building or the Land in violation of any Legal Requirement, except to the extent caused by Tenant; (15) costs incurred in connection with the selling, syndicating, financing, mortgaging, or hypothecating of any part of the Building, Project or Premises; (16) costs associated with the operation and internal organization of Landlord as a business entity; (17) any income taxes, gross receipt taxes, profit taxes, sales taxes, estate taxes, succession taxes, transfer taxes, indebtedness taxes, mortgage taxes, gift taxes, inheritance taxes, franchise taxes, excise taxes, corporate taxes, partnership taxes, or taxes arising due to the business operations of Landlord; (18) attorneys’ and accountants fees; (19) any amounts paid to Landlord or any affiliate of Landlord for service other than management fees, which amounts are in excess of market rates; (20) costs incurred by Landlord to lease space in the Building, including, but not limited to, the costs of allowances, concessions, incentives, rent abatements, lease negotiations, lease enforcement and leasing commissions; (21) the cost of tenant improvements to space in the Building leased or to be leased to others; and (22) advertising and marketing expenses.

Notwithstanding anything contained herein to the contrary, the Tenant’s obligation for Excess Operating Expenses shall be capped – the Tenant shall not be obligated for Excess Operating Expenses to the extent Operating Expenses exceed $9.00 per rentable square foot during lease year 1, which cap shall grow four percent (4%) annually thereafter, depicted as follows:

Maximum Comparison
Operating Expenses
Months 1 – 12 following Commencement Date	$9.00 / RSF
Months 13 – 24 following Commencement Date	$9.36 / RSF
Months 25 – 36 following Commencement Date	$9.73 / RSF
Months 37 – 48 following Commencement Date	$10.12 / RSF
And continuing the same 4% increases annually thereafter

The Operating Expense cap shall be calculated on a cumulative annual basis. So in the event the actual Operating Expenses increase by 3% during Lease Year 2 and then by 5% during Lease Year 3, the 4% annual cap would not apply in said example and Tenant would be responsible for its pro-rata share of all Operating Expenses because the cap in year 3 would have been a cumulative increase of 1.0816 from the Operating Expense Stop.

LATE FEE

2.03. If Tenant shall fail to pay any Base Rent, Additional Rent or any other charge payable under this Lease within ten (10) business days of the date when due (the “Delinquency Date”), Tenant shall pay Landlord a late fee of ten percent (10%) of such sum to cover the extra expense involved in holding such delinquency. In addition to said late fee, Interest will accrue at the lower of ten percent (10%) per annum or the maximum rate permitted by the laws of the State of Tennessee from and after the Delinquency Date. Such Interest and late charge, will be paid by Tenant to Landlord at the time of payment of the delinquent sum.

ARTICLE III

LANDLORD AGREES AS FOLLOWS:

SERVICES TO BE

FURNISHED BY LANDLORD

3.01. Landlord will maintain the Building in a Class A manner and provide all usual and reasonable water, heat, cooling, janitor services, elevator services for ordinary purposes and electric current for office purposes in accordance with Normal Operating Hours. Normal Operating Hours shall be from 7:00 A.M. until 6:00 P.M. Monday through Friday or such other times as may be required by Government Regulation. If Tenant requires HVAC services outside of Normal Operating Hours, then Tenant shall pay to Landlord, As Additional Rent, a flat rate of $42 per hour, per floor for which after-hours HVAC services are requested.

In addition, Landlord shall have the right to separately meter and bill back to the Tenant for any above-standard power utilizing devices used by Tenant in the Premises, if any, which by way of example and not limitation, could include supplemental HVAC systems, computer and telecommunications rooms, UPS or backup power devices, areas that operate outside Normal Operating Hours such as an after-hours call center, or otherwise consuming electricity or services in excess of typical usage for general office use. In such event, Tenant shall pay for the costs of power separation and submetering.

Landlord shall provide, as part of the Operating Expenses, security personnel in the Building during Normal Operating Hours, and outside of Normal Operating Hours, security personnel shall be provided on a shared/roving basis with the HCA, Lifeway, Block D buildings and parking facilities in the Project. Building security shall include access control technology and camera coverage of Building common areas (other than restrooms and hallways on multi-tenant floors) and parking facilities. Notwithstanding the foregoing, Tenant hereby agrees and acknowledges that the security cameras are not required to be monitored by security personnel. Tenant hereby releases and waives Landlord from any and all claims and liability for failure to monitor such cameras. Additionally, Tenant’s security system, if any, will be permitted to tie into the Building system if available.

Failure of the Landlord to furnish services, or any stoppage of such services resulting from causes incident to making repairs or improvements, failure of equipment or systems, or any other cause beyond the reasonable control of the Landlord, shall not render Landlord liable in any respect for damage or injury to either person or property, nor shall be construed an eviction of Tenant, nor work an abatement of rent, nor constitute a breach of Landlord’s covenant of quiet enjoyment of the Premises, nor relieve Tenant from performance of any covenant or agreement hereunder. Should any equipment, system or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for abatement or damages on account of interruptions in service occasioned thereby or resulting therefrom, and Landlord shall incur no liability whatever for any loss, damage or interruption of services caused by a strike, whether such strike shall involve employees of Landlord or others, or any other cause beyond direct control of Landlord. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

PEACEFUL ENJOYMENT

3.02. Landlord covenants and agrees that Tenant shall, and may peacefully, have, hold and enjoy the Premises subject to the other terms hereof, provided Tenant pays the rentals herein recited and performs all of its covenants and agreements herein contained.

ARTICLE IV

TENANT AGREES AS FOLLOWS:

PAYMENTS

4.01. To pay all rents and sums provided to be paid to Landlord hereunder at the time and in the manner herein provided, time being of the essence.

REPAIRS AND

RE-ENTRY

4.02. Tenant shall promptly provide written notice to Landlord (except in the event of an emergency in which the notice will not need to be in writing) of the need of maintenance or repair to the Premises.

Tenant will, at Tenant’s own cost and expense, repair or replace any damage or injury done to the Building, or any part thereof, caused by Tenant or Tenant’s agents, employees, invitees or visitors. If Tenant fails to make such repairs or replacements promptly, Landlord shall have the right, but shall not be obligated, to make such repairs or replacements and Tenant shall repay the reasonable cost thereof to Landlord, as Additional Rent, upon demand. All Tenant wiring and cabling shall be removed from the Building or Premises by Tenant at Tenant’s sole expense, upon termination of this Lease. Further, any damage to the Building or Premises as a result of such removal shall be repaired or replaced by Tenant promptly or within fifteen (15) business days after occurrence. If after fifteen (15) business days or upon expiration of the Lease, whichever is earlier, Tenant has not repaired said damage as required, Landlord may in any event, at its option, make such repairs or replacements and

Tenant shall repay the reasonable cost thereof to Landlord on demand. Tenant will not commit or allow any waste or damage to be committed on any portion of the Premises, and shall, at the termination of this Lease, by lapse of time or otherwise, deliver up the Premises to Landlord broom clean and in good condition as at date of possession of Tenant, ordinary wear and tear damage directly caused by Landlord and casualty damage excepted, and, upon such termination of Lease, Landlord shall have the right to re-enter and resume possession of the Premises.

ASSIGNMENT OR

SUBLETTING

4.03. In the event Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall obtain Landlord’s prior written consent therefor which shall not be unreasonably withheld, conditioned or delayed. Landlord’s grant or waiver of consent prior to any such assignment of this Lease or subletting of the Premises shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease.

Notwithstanding the foregoing or anything else contained herein to the contrary, Tenant may assign this Lease without Landlord’s consent to an Affiliate, and Tenant shall provide prior written notice thereof. An “Affiliate” shall mean (i) any parent, subsidiary or affiliate of Tenant that directly or indirectly controls Tenant, is under the direct or indirect control of Tenant, or is under common direct or indirect control with Tenant, or (ii) any person, firm or corporation who is the purchaser of all or substantially all of the assets of Tenant or is the successor to all or substantially all of the assets and business of Tenant by virtue of a corporate merger or consolidation of, with or into Tenant, and (iii) any entity in which Tenant has at least a 20% ownership interest. “Control” shall mean voting control of the controlled entity.

In the event of any assignment or sublease, regardless of whether Landlord’s consent is required, neither Tenant nor any guarantor of this Lease shall be released from liability hereunder. If, however, Landlord determines in its sole discretion to release Tenant, then Tenant shall pay to Landlord fifty percent (50%) of all profits resulting from such assignment and/or sublease.

Tenant agrees to pay a fee to compensate Landlord for its costs and other expenses incurred in connection with Tenant’s assignment or subletting. The fee shall be Five Hundred and No/100 Dollars ($500.00), payable upon demand by Landlord.

ALTERATIONS, ADDITIONS,

IMPROVEMENTS TO THE PREMISES

4.04. Tenant shall not make or allow to be made any improvements, alterations or physical additions in or to the Premises, other than those that are non-structural in nature and cost up to $50,000 to complete, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Any and all such alterations, physical additions, or improvements when made to the Premises by Tenant, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination in any manner of this Lease; but this clause shall not apply to trade fixtures or furniture of Tenant. Further any damage to the Building as a result of such removal shall be repaired or replaced by Tenant promptly or within ten (10) business days after occurrence (provided that if such repair or replacement cannot reasonable be cured within ten (10) business days, then Tenant shall have an additional reasonable period of time to make said such repair or replacement). If Tenant has not repaired or replaced such damage within said time period, then Landlord may, at its option, make such repairs or replacements and Tenant shall repay the cost thereof to Landlord on demand.

Upon Landlord’s demand, any alterations made by Tenant which were not approved by Landlord and that were required under this Lease to have been approved shall be removed at the termination of the Lease and the Premises restored to their former condition, all at the Tenant’s expense.

Tenant shall not suffer any mechanics’ or materialmen’s lien to be filed against the Premises or the total Building facilities or any part thereof by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding the Premises under Tenant.

ALTERATIONS, ADDITIONS,

IMPROVEMENTS TO THE BUILDING

OR BUILDING COMMON AREAS

4.05. Tenant shall in no event be permitted to make any alterations, additions, modifications or improvements whatsoever to any portions of the Building or Building common areas that are located on the exterior of Tenant’s Premises, including without limitation, such items as access card readers, security cameras, or doorbells. Should Tenant desire any such modifications, Tenant shall obtain Landlord’s prior approval with regard thereto, which may be withheld or denied in Landlord’s sole and absolute discretion. Notwithstanding the foregoing, it is hereby acknowledged and agreed that Landlord shall in no event and under no circumstances approve any modifications or installations in the Building elevator lobbies, as the Building finishes that would be damaged would be cost prohibitive and aesthetically difficult to repair.

If Landlord grants approval for an alteration, addition, modification or improvement to the Building or common areas (“Approved Common Area Addition”), said item shall be installed by Tenant in accordance with all applicable laws, ordinances, and regulations. Tenant shall be responsible for the cost of repairing any damage to the Building related to the installation of the Approved Common Area Addition.

All costs, fees, and expenses related to the installation, operation, and maintenance of Approved Common Area Addition and all related equipment shall be at Tenant’s sole cost and expense. In the event Tenant fails to timely pay costs, fees or expenses associated with the installation, operation, or maintenance of the Approved Common Area Addition, Landlord shall have the right, but not the obligation, to pay such costs, fees and expenses. If Landlord exercises said right or if Landlord acquires any liability resulting from the Approved Common Area Addition and related equipment, Tenant shall, on demand, reimburse Landlord as Additional Rent for any liability or costs incurred, including reasonable attorneys’ fees. In addition, should Tenant fail to timely pay any costs, fees or expense related to or arising from the Approved Common Area Addition, Tenant shall be considered to be in default under the Lease and Landlord shall have all remedies provided therein.

Tenant, at Tenant’s sole cost and expense, shall be responsible for removing the Approved Common Area Addition and restoring any damage to the Building and Building common area prior to the expiration of the Lease Term. In the event Tenant fails to remedy said damage, Landlord shall have the right, but not the obligation, to repair such damage in which event Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses incurred by Landlord in repairing the damage caused by said removal.

Tenant shall indemnify Landlord and save it harmless from and against, and agrees to pay for, any and all damages, costs, or expenses, including attorney’s fees, arising from any damage to the Building or Building common area, any act, omission, or negligence of Tenant or its agents, employees, contractors, or officers in or about the Building, or arising from any accident injury, or damage and by whomever caused, to any person or property, occurring in or about the Building arising from or incidental to the installation, operation, maintenance or removal of the Approved Common Area Addition and related equipment. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

CHASES

4.06. Subject to Tenant’s compliance with the provisions contained herein below, Tenant will have access to appropriate vertical penetrations in the Building for installation and maintenance of any conduits, cables, and other equipment necessary for its communications, and other requirements necessary for the reasonable conduct of Tenant’s business.

Tenant shall have the right to install certain equipment on the roof of the Building , but the location of the equipment and all details as to its installation, operation and maintenance shall be subject to the Landlord’s prior written approval which approval shall not be unreasonably withheld, conditioned or delayed, but may be withheld if Tenant’s proposed installation can in any manner violate or infringe upon Landlord’s roof warranty, cause damage to the roof or its membrane, or otherwise impair the integrity of the roof or its structure, due to governmental requirements or limitations or identifiable and material interference with existing Building systems.

Tenant agrees to install, operate and maintain all conduits, cables, and other equipment in a good and workmanlike manner and in strict accordance with Landlord’s approval. Any change or alteration to details of the installation, operation or maintenance of the conduits, cables, and other equipment must be approved in writing by Landlord.

If approved, conduits, cables, and other equipment shall be installed by Tenant in accordance with all applicable laws, ordinances, and regulations. Tenant shall be responsible for the cost of repairing any damage to the Building related to the installation of the conduits, cables, and other equipment.

All costs, fees, and expenses related to the installation, operation, maintenance and removal of the conduits, cables, and other equipment shall be at Tenant’s expense. In the event Tenant fails to timely pay costs, fees or expenses associated with the installation, operation, maintenance or removal of the conduits, cables, and other equipment, Landlord shall have the right, but not the obligation, to pay such costs, fees and expenses. If Landlord exercises said right or if Landlord acquires any liability resulting from Tenant’s failure to timely remove the conduits, cables, and other equipment, Tenant shall, on demand, reimburse Landlord as Additional Rent for any liability or costs incurred, including reasonable attorneys’ fees. In addition, should Tenant fail to timely pay any costs, fees or expense related to or arising from the conduits, cables, and other equipment, Tenant shall be considered to be in default under the Lease and Landlord shall have all remedies provided therein.

Tenant shall indemnify Landlord and save it harmless from and against, and agrees to pay for, any and all damages, costs, or expenses, including attorney’s fees arising from any damage to the roof or the roof structure, any act, omission, or negligence of Tenant or its agents, employees, contractors, or officers in or about the Building or arising from any breach or default under this Lease, or arising from any accident injury, or damage and by whomever caused, to any person or property, occurring in or about the Building or roof space arising from or incidental to the installation, operation, maintenance or removal of the conduits, cables, and other equipment.

Upon Landlord’s demand, conduits, cables, and other equipment related thereto shall be removed by Tenant at the expiration or earlier termination of the Lease and the roof and any part of the Premises or the Building affected by the conduits, cables, and other equipment shall be restored to their former condition, all at the Tenant’s expense.

LEGAL USE AND VIOLATIONS

OF INSURANCE COVERAGE

4.07. Tenant will not occupy or use, or permit any portion of the Premises to be occupied or used for any business or purpose which is unlawful in part or in whole or deemed to be disreputable or hazardous in any manner, or permit anything to be done which will in any way increase the rate of insurance on said Building and/or its contents, and in the event that, by reason of acts of Tenant, there shall be an increase in rate of the insurance on the Building or its contents created by Tenant’s acts or conduct of business, then Tenant hereby agrees to pay such increase and to remedy such condition upon demand by Landlord.

INSURANCE

4.08.

A.	Tenant agrees to maintain during the term, comprehensive general liability insurance under which Tenant is named as insured and Landlord as an additional insured with minimum combined single limits of $2,000,000.00 per occurrence for bodily injury and property damage and a $5,000,000.00 aggregate limit, and containing a contractual endorsement covering Tenant’s indemnity obligations under this Lease, and a waiver by the insurer of all right of subrogation against Landlord, its officers, directors, agents and employees. A current certificate of such insurance shall be deposited with Landlord at all times which shall provide that such insurance may not be altered, terminated or lapse without at least thirty (30) days prior written notice to Landlord.

B.	Anything in this Lease to the contrary notwithstanding, it is agreed that Tenant hereby releases Landlord from any liability which Landlord would, but for this Section 4.07, have had to Tenant during the Lease Term, resulting from the occurrence of any accident, or occurrence or casualty which is covered by casualty or property damage insurance required to be carried by Tenant or actually being carried by Tenant at the time of such occurrence.

Similarly, notwithstanding anything to the contrary contained in this Lease, it is agreed that Landlord hereby releases Tenant from any liability which Tenant would, but for this Section 4.07, have had to Landlord during the Lease Term, resulting from the occurrence of any accident, or occurrence or casualty which is covered by casualty or property damage insurance required to be carried by Landlord or actually being carried by Landlord at the time of such occurrence.

The provisions of this Section 4.07 shall survive the expiration or earlier termination of this Lease.

RULES OF BUILDING

4.09. Tenant and Tenant’s agents, employees, invitees and visitors shall comply fully with all requirements of the rules of the Building which may be made by Landlord. A copy of such rules is attached hereto as Exhibit “E” and such rules may be changed or amended by Landlord at any time.

ENTRY FOR REPAIRS

AND INSPECTION

4.10. Tenant will permit Landlord or its officers, agents, or representatives the right to enter into and upon any and all parts of the Premises with reasonable notice to Tenant (normal Building services, cleaning and emergencies excluded from the notice requirement) at all reasonable hours to inspect same or make repairs or alterations or additions as Landlord may deem necessary or desirable and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, provided Landlord shall not materially interfere with the use and enjoyment of the Premises and except in cases of emergency and except for routine repairs, maintenance and services, Landlord shall give Tenant at least twenty-four (24) hours advanced oral or written notice before entering upon the Premises. Landlord shall use reasonable efforts to schedule such entry at a time that is reasonably acceptable to Tenant except in cases of emergency, and in exercising Landlord’s right of entry pursuant to the terms and provisions of this Lease, Landlord agrees to comply with all privacy and confidentiality requirements of Tenant, including, without limitation, the right of Tenant to have its representative accompany Landlord and its invitees within the Premises (except in the event of an emergency). Within last eighteen (18) months prior to expiration of the Lease Term or applicable renewal term, Landlord shall have the right to enter the Premises on the same conditions to market the Premises for lease provided Landlord gives Tenant reasonable notice and uses reasonable efforts to minimize disturbance of Tenant.

SIGNS

4.11. Upon Landlord’s reasonable approval of the proposed design, including size, style, color, character and material, Tenant, at Tenant’s expense, shall have the exclusive right to install a sign at the top of the Building or at a level equal to the height of the Premises with its name and/or logo, subject to compliance with law, local codes and/or ordinances. Upon the expiration or any earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall remove all signage installed by or behalf of Tenant. Tenant, at its sole cost and expense, shall repair any and all damage to the Premises and/or the Building resulting from said removal. Notwithstanding the foregoing, the Landlord reserves the right to plan for signage on the Building exterior for additional office and retail tenants; provided, however, that any other tenant’s sign shall be below the level of the Premises and shall not have more than seventy five percent (75%) of the square footage of Tenant’s sign. In addition, Tenant shall also have the right, at its sole cost and expense, to have its name and/or logo placed at the most prominent place on any Building standard signage monument and directories. Except as provided above, Tenant shall not paint, display, inscribe, maintain or affix any sign, picture, advertisement, notice, lettering or direction on any part of the exterior of the Premises or on any part of the Building without the prior written consent of Landlord. Landlord reserves the right to remove, at Tenant’s expense, all matter other than that above provided for without notice to Tenant.

The signage rights granted to Tenant in this Section are personal to HealthStream, INc. If HealthStream, Inc. assigns this Lease, in whole or in part, or subleases or assigns all or part of the Premises to someone other than an Affiliate (hereinafter defined) or HealthStream, Inc. or an Affiliate otherwise do not own the leasehold estate created hereunder, the signage rights granted hereunder shall automatically terminate and be null and void.

DEFACING PREMISES

AND OVER-LOADING

4.12. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, wall or window which is visible from outside the Premises or the Building common areas, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls, blinds, shades, awnings or other forms of inside or outside window coverings, or window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is approved by the Landlord, in Landlord’s sole discretion, and Tenant shall not do any painting or decorating on the outside of the Premises or make, paint, cut or drill into, or in any way deface any part of the Building without the written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein, by bringing in or removing any large or heavy articles, and the Landlord may direct and control the locations of safes, furniture and other large or heavy articles that may be brought into the Building. Tenant agrees not to place any load on any portion of the Premises or other portions of the Building or its equipment that would exceed the allowable load limits as set forth in the rules of the Building.

ORGANIZATION AND AUTHORITY

4.13. Tenant has been duly organized, is validly existing, is in good standing and is qualified to do business in the state in which the Premises is located. Tenant has the full right and authority and have obtained any and all consents required to enter into this Lease, all of the documents to be delivered by Tenant to consummate or cause to be consummated the transaction contemplated hereby. This Lease has been, and all of the documents related to the Lease to be delivered by Tenant will be authorized and properly executed and constitutes, or will constitute the valid and binding obligation of Tenant, enforceable in accordance with their terms.

ARTICLE V

LANDLORD & TENANT MUTUALLY AGREE AS FOLLOWS:

CONDEMNATION

5.01. If the Premises or any part thereof is taken by virtue of eminent domain or for any public or quasi-public use or purpose, either Party may terminate this Lease and Rent shall be prorated to the date of termination. If any part of the Building, ingress and egress to and from the Building, or the parking facilities for the Buildings other than the Premises be so taken, Landlord shall have the right to terminate this Lease at the date of such taking or within three months thereafter by giving Tenant thirty (30) days prior notice of the date of such termination, and if such taking impairs or materially reduces Tenant’s ingress and egress to and from the Building or prevents the use the parking facilities for the Building, then Tenant shall also have the right to terminate this Lease at the date of such taking or within three months thereafter by giving Landlord thirty (30) days prior notice of the date of such termination. Landlord shall be entitled to the entire condemnation award, except that Tenant shall be entitled to make a separate claim against the taking authority for the unamortized value of any permanent improvements to the structure of the Building and for its furniture or trade fixtures belonging to Tenant or which Tenant would be entitled to remove upon the termination thereof. Tenant shall be entitled to claim against the taking authority for the Leasehold Improvements, moving expenses, increase in rental, and other associated expenses not covered by insurance.

LOSS OR DAMAGE

5.02. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, water, rain, snow, leakage, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of any governmental body or authority or any matter beyond the control of Landlord or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make such repairs, or from any cause unless and to the extent occasioned by Landlord’s or its contractor’s or agent’s gross negligence or intentional misconduct or intentional breach of this Lease.

HOLDING OVER

5.03. If Tenant holds over occupying the Premises after the Lease Term ends (“Holdover”), then:

1.	If Tenant gives Landlord at least eighteen (18) months’ prior written notice of its desire to Holdover, Tenant may Holdover for a period of up to three (3) months Tenant shall pay at the beginning of each month one and one-quarter times (125%) the amount of Base Rent due in the last full month immediately preceding the Holdover period, plus an amount equal to 100% of the and Additional Rent for such period; and

2.	If Tenant does not give the notice set forth in (1) above, or if the three (3) month Holdover period set forth therein has expired and Tenant is continuing its Holdover, then if the Holdover is with Landlord’s written consent, it shall be a month-to-month tenancy, subject to any other conditions Landlord may impose, and terminable on thirty (30) days advance notice by either party. Tenant shall pay at the beginning of each month one and one-half times (150%) the amount of Base Rent due in the last full month immediately preceding the Holdover period, plus an amount equal to 100% of the and Additional Rent for such period; and

3.	If Tenant does not give the notice set forth in (1) above, or if the three (3) month Holdover period set forth therein has expired and Tenant is continuing its Holdover, then if the Holdover is without Landlord’s written consent, the Tenant shall be a tenant-at-sufferance. Tenant shall pay by the first day of each month one and one-half times (150%) the amount of Base Rent due in the last full month immediately preceding the Holdover period, plus an amount equal to 100% of the and Additional Rent for such period, and shall be liable for any damages suffered by Landlord because of Tenant’s Holdover. Landlord shall retain its remedies against Tenant who holds over without Landlord’s written consent.

LOSS BY FIRE OR

OTHER CAUSES

5.04. Tenant shall, in case of fire, or loss or damage to the Premises from any cause, give immediate written notice thereof to Landlord. If the Premises, the Building (to the extent that access to the Premises or the habitability of the Building is materially impaired), or the parking facility for the Premises shall be damaged by fire or other casualty covered by Landlord’s insurance, the damages shall be repaired by and at the expense of Landlord. In such event, the Rent shall abate during the period of such repair based upon the portion of the Premises so damaged, or if to the Building, then to the extent access to the Premises is prevented or materially impaired, and/or parking charges shall abate to the extent that the number of spaces paid for by Tenant are reduced as a result of such damage. Tenant agrees to repair and replace its own furniture, furnishings and equipment. Notwithstanding the foregoing, if Landlord determines such damage be so extensive that replacement of all or substantially all of the Premises, the parking facility for the Premises or the Building be required, then and in that event, at the option of Landlord, this Lease will be canceled and of no force and effect from and after the date of the occurrence of such damage. Landlord shall promptly notify Tenant following such determination by Landlord. If the restoration of the Premises, the Building (to the extent access or habitability thereof is materially impaired) or the parking facility for the Premises (i) takes more than one hundred eighty (180) days following adjustment by appropriate insurance companies, or two hundred seventy (270) days following the casualty, then Tenant shall have the right to terminate this Lease by providing written notice to Landlord within sixty (60) days of the expiration of said period. Landlord shall keep Tenant informed and if Landlord anticipates that the restoration shall take longer than one hundred eighty (180) days following adjustment by appropriate insurance companies, or two hundred seventy (270) days following the casualty, Landlord shall notify Tenant of the anticipated delay and Tenant shall have the right to terminate this Lease by providing written notice to Landlord within sixty (60) days of receipt of Landlord’s notice regarding the anticipated delay. If Tenant fails to so notify Landlord of its intent to terminate within said sixty (60) day period, then Tenant shall be deemed to have waived its right to terminate with regard to that delay.

SUBROGATION

5.05. Landlord and Tenant hereby mutually covenant and agree to have their respective insurance carriers waive any right of subrogation for any losses paid to them on policy or policies of insurance carried on their respective properties to the extent permitted by the terms of such policy or policies. If such waiver can be secured only by the payment of an additional premium, the Party benefited thereby shall pay such additional premium.

ATTORNEY’S FEE

5.06. If Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, or in the event of any litigation concerning the terms and provisions of this Lease, the prevailing party shall be entitled to recover its reasonable attorney’s fees incurred.

Should Tenant require Landlord to execute additional documents during the Term that requires attorney review, Tenant agrees to reimburse Landlord for the reasonable legal fees it incurs.

Notwithstanding the foregoing, in the event of any lawsuit between the parties arising from or relating to this Lease, the prevailing party in such lawsuit (as determined by the court before which the suit is pending) shall, in addition to such other relief as may be awarded, be entitled to recover its reasonable costs, expenses and attorneys’ fees actually incurred from the non-prevailing party therein, including, but not limited to, court costs, professional fees and other litigation expenses through all appellate levels and in bankruptcy court.

The provisions of this section shall survive the expiration or earlier termination of this Lease.

AMENDMENT OF LEASE

5.07. This Lease may not be altered, changed, or amended, except by an instrument in writing signed by both Parties hereto.

DEFAULT

BY TENANT

5.08. Each of the following shall constitute an “event of default”:

If Tenant shall fail to pay within ten (10) business days of when due any Rent, Additional Rent or other charge payable by Tenant under this Lease, and such failure is not cured by Tenant within five (5) business days after it receives written notice from Landlord; or

B.	If Tenant shall fail to observe or perform any other provision of this Lease, and such default shall continue for a period of thirty (30) days (provided that if such default cannot reasonable be cured within thirty (30) days then Tenant shall have an additional reasonable period of time to cure such default) after written notice of such default from Landlord; or

C.	If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises and if such condition shall continue for a period of sixty (60) days.

REMEDIES

5.09. Upon the occurrence of any event of default, Landlord shall have the right at any time thereafter to pursue any one or more of the following remedies with or without notice or demand. Pursuit of any of the following remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rents due to Landlord hereunder or of any damages accruing to Landlord by reason of the Tenant’s violation of any of the terms, conditions or covenants herein contained. Any rents or charges which may be due Landlord, as provided herein, shall include the Base Rent for the Lease Term, and any Additional Rent or other charges provided for herein.

A.	Terminate this Lease; however, any liability of Tenant to Landlord or indemnification of Landlord by Tenant shall survive such termination, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rents, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or for any claim for damages therefor. Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord suffers by reason of such termination, whether through inability to re-let the Premises on satisfactory terms or otherwise, but without acceleration of the Rent otherwise due hereunder. Landlord shall use reasonable efforts to mitigate its damages under this Lease.

B.	Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, by entry into the premises if necessary, without being liable for prosecution or any claim for damages therefor, and re-let the Premises and receive the rents therefrom. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such re-letting. There shall be added to any deficiency such reasonable expenses as Landlord may incur in re-letting the Premises, including reasonable attorneys’ fees, brokerage fees and preparation of the Premises for re-letting, all as Landlord deems advisable and necessary for the purpose of re-letting the Premises.

C.	Enter upon the Premises, in accordance with applicable law, without necessarily expelling or removing Tenant, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for expenses, together with interest at the lower of ten percent (10%) per annum or the maximum rate legal in Tennessee per annum, which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

D.	Pursue any and all other rights and remedies available at law, in equity or under this Lease.

E.	In the event that the Landlord’s exercise of any remedy under this Section or of any other remedy for default available to and under the law, or in equity results in a period of time during which the Premises remains unlet irrespective of whether this Lease is terminated or not, the Tenant shall be absolutely liable to the Landlord for the Rent which would be due under this Lease for such period of time, but without acceleration of the Rent otherwise due hereunder. The liability of the Tenant shall not be diminished for such period of a subsequent re-letting of the Premises, regardless of whether the re-letting results in rent payments in excess of the Rent payments required hereunder, but any and all amounts received by Landlord as a result of such re-letting shall be credited against amounts owed by Tenant hereunder.

F.	It is further agreed that if an event of default shall have occurred or if the Landlord should terminate the Lease and/or take possession of the Premises pursuant to any of the above Sections or pursuant to rights under the statutory or common law, the Landlord may thereafter accept any rental payments or other payments which may be tendered by the Tenant as payments on account. The acceptance of such payments shall not be deemed a release of any of the liabilities under this Section and shall not be deemed a waiver of the event of default or an agreement to restore possession of the Premises to the Tenant in the absence of a written agreement to that effect signed by or on behalf of the Landlord.

WAIVER

5.10. Failure of Landlord to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default, but Landlord shall have the right to declare any such default, at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

ASSIGNMENT

BY LANDLORD

5.11. Landlord shall have the right to assign this Lease. This Lease shall inure to the benefit of the successors and assigns of Landlord who assume Landlord’s obligations hereunder and, except as otherwise specifically provided herein, with the written consent of Landlord first had and obtained, but not otherwise, to the benefit of the heirs, executors and/or administrators, successors and assigns of Tenant. Landlord may assign by way of security or otherwise this Lease or any part hereof or any right hereunder without Tenant’s consent, and any such assignment by Landlord of its entire interest in the Demised Premises, and its entire rights under this Lease (other than a security assignment) shall relieve Landlord of any further obligation hereunder, except for obligations accrued at the time of such assignment, if the assignee assumes and agrees to perform the obligations of the Landlord hereunder.

SUBORDINATION; ATTORNMENT

5.12. This Lease is and shall be subordinate to any mortgage or deed of trust that may now or hereafter be placed by Landlord upon the Building or any part thereof and to any and all advances made thereunder or modifications, replacements or extension thereof, provided that holder of such mortgage or deed of trust agrees to not disturb Tenant’s leasehold estate by entering into a subordination, non-disturbance and attornment agreement in substantially the form attached hereto as Exhibit “F”.

INDEMNITY

5.13. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions, claims, demands, costs (including reasonable attorney’s fees), damages or expenses of any kind which may be asserted against or incurred by Landlord as the result of any occurrence in or about the Premises, by reason of Tenant’s use or occupancy of the Premises, by reason of the failure of Tenant to perform any of its obligations under this Lease and by reason of any claim by or injury of any invitee or customer of Tenant.

The provisions of this Section shall survive the expiration or earlier termination of this Lease.

ENVIRONMENTAL POLLUTION AND

HAZARDOUS MATERIALS

5.14. (a) As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the Food and Drug Administration, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

(b) Tenant agrees not to introduce any Hazardous Material in, on or adjacent to the Premises without (i) providing Landlord with thirty (30) days prior written notice of the exact amount, nature, and manner of such Hazardous Material (except Hazardous Materials that are typical for office use which no notice to Landlord will be required), and (ii) complying with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use or disposal, and clean-up of Hazardous Materials, including, but not limited to, the obtaining of proper permits.

(c) Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by or against Landlord or the Premises concerning a Hazardous Materials. Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right, at its election, in its own name or as Landlord’s agent, to negotiate, defend, approve, and appeal, at Tenant’s reasonable expense, any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority.

(d) If Tenant’s storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises, results in any contamination of the Premises, the soil or surface or groundwater (i) requiring remediation under federal, state or local statutes, ordinances, regulations or policies, or (ii) at levels which are unacceptable to Landlord, in Landlord’s reasonable judgment, Tenant agrees to clean-up the contamination. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claim, suits, causes of action, costs, fees, including attorneys’ fees and costs, arising out of or in connection with any clean-up work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials currently or hereafter used, stored or disposed of by Tenant or its agents, employees, contractors or invitees on or about the Premises.

(e) Notwithstanding the foregoing, Tenant may store, use, handle and generate Hazardous Materials at the Premises in connection with any of the Permitted Uses or any other use approved by Landlord, in quantities that are reasonably required in connection therewith so long as stored, used, handled, generated and disposed of at Tenant’s expense in strict compliance with all Legal Requirements and so long as Tenant, at its own expense, procures, maintains in effect and complies with all conditions of all Legal Requirements and all permits, licenses and other governmental and regulatory approvals required with respect thereto. Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right to enter the Premises or to have consultants enter the Premises through the Lease Term of this Lease for the purpose of determining: (1) whether the Premises are in conformity with federal, state and local statutes, regulations, ordinances, and policies including those pertaining to the environmental condition of the Premises, (2) whether Tenant has complied with this Section 5.14, and (3) the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials, or to remove Hazardous Materials. Tenant agrees to provide access and reasonable assistance for such inspection in accordance with Section 4.10 hereof. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Lease Term of this Lease. If such consultants determine that the Premises are contaminated with Hazardous Materials caused by Tenant, Tenant shall reimburse Landlord for the reasonable cost of such inspections with ten (10) business days of receipt of a written statement therefore. If such consultants determine that the Premises are contaminated with Hazardous Materials caused by Tenant, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants or the applicable governmental agencies to the reasonable satisfaction of any such applicable governmental agencies. Rights granted to Landlord herein to inspect the Premises shall not create a duty on Landlord’s part to inspect the Premises, or liability of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(f) Tenant shall surrender the Premises to Landlord upon the expiration of earlier termination of this Lease free of Hazardous Materials introduced in the Premises during the Lease Term by Tenant.

(g) Tenant’s obligations under this Section 5.14 shall survive expiration or earlier termination of this Lease.

CONTINUATION OF LEASE

AFTER TERMINATION

5.15. No receipt of money by Landlord from Tenant after the termination of this Lease, or after the service of any notice, or after commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Lease Term or affect any such notice, demand or suit.

WAIVER OF

JURY TRIAL

5.16. Notwithstanding anything to the contrary contained herein, in the event that suit is commenced to enforce any right, claim, covenant, condition or obligation contained in or arising out of this Lease, Landlord and Tenant waive any right they may have to trial by jury. The provisions of this Section shall survive expiration or earlier termination of this Lease.

BANKRUPTCY

5.17. If voluntary bankruptcy proceedings be instituted by Tenant, or if proceedings be instituted by anyone else to adjudge Tenant a bankrupt, or if Tenant makes an assignment for the benefit of his creditors or if execution be issued against him, or if the interest of Tenant in this Lease pass by operation of law to any person other than Tenant, this Lease may, at the option of Landlord, be terminated by notice to Tenant.

FORCE MAJEURE

5.18. Should Landlord or Tenant, through no fault or omission of such party and in spite of all reasonable efforts by such party, be delayed or prevented from performing any of its obligations including construction, services, repairs or replacements under this Lease or should the progress, performance or completion of any portion or portions of the whole of the Premises or the Base Building be delayed as a result of Force Majeure (as defined in Section 1.08), the delay shall be excused and the time of estimated completion of the portion or portions of the work directly affected by such delay, shall, at the option of the applicable party exercised promptly following the occurrence of a documented delay, be extended by a period equivalent to the time lost thereby. If Landlord shall be unable to perform or shall be delayed, through no fault or omission of Landlord, in the performance of any covenant to supply service, such nonperformance or delay in performance shall not give rise to any claim against the Landlord for damages or constitute a total or partial eviction, constructive or otherwise.

LIMITATION OF LANDLORD’S LIABILITY

5.19. Notwithstanding anything set forth in this Lease to the contrary, it is agreed that Tenant shall look solely to the Landlord’s ownership in the Building and the rents, sale proceeds and proceeds of any insurance (subject to the rights of Landlord’s mortgagee) maintained and received by Landlord in connection with the Building, for the satisfaction of the remedies of Tenant in the event of a breach by Landlord of any of the provisions of this Lease, and Landlord shall not be liable for any such breach except to the extent of the rents, sale proceeds and proceeds of any insurance (subject to the rights of Landlord’s mortgagee) maintained and received by and still in the actual possession of Landlord in connection with the Building. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

WAIVER OF DAMAGES

5.20. Notwithstanding anything set forth in this Lease to the contrary, Landlord shall, in no event, be liable in damages for Tenant’s business loss, business interruption, loss of profits, or other special, incidental, consequential, exemplary or punitive damages of whatever kind or nature, regardless of the cause of such damages and Tenant, and anyone claiming by or through it, expressly waives all claims for such damages. The provisions of this Section shall survive expiration or earlier termination of this Lease.

PARKING

5.21. The parking garage for the Building shall be subject to the exclusive control of the Landlord.

Landlord shall make available to Tenant three hundred seventy-five (375) parking spaces on an unassigned, unreserved basis in the parking garage facilities being constructed in Block E, which spaces, together with all other parking spaces in said garage, shall be shared in common with other tenants, users of neighboring properties and their visitors. In addition to Base Rent, Tenant shall pay to Landlord, as Additional Rent, Nine Thousand Three Hundred Seventy-Five and No/100 Dollars ($9,375.00) per month (or Twenty-Five and No/100 Dollars ($25.00) per parking space, per month), increasing two percent (2%) per annum. Landlord shall provide Tenant with a number of access cards equal to the number of parking spaces (i.e., 375) at no additional charge. If Tenant requests additional access cards, then Landlord shall make the requested additional cards available to Tenant for an additional charge of $10.00 per card, but issuance of any additional access cards shall not permit Tenant to use more than the three hundred seventy-five (375) parking spaces leased at any given time. If Tenant leases additional space within the Building beyond the “Premises Size” set forth in the “FUNDAMENTAL LEASE PROVISIONS” section hereof, then the three hundred seventy-five (375) parking spaces allocated to tenant under this Section shall be increased by three and one-half (3.5) spaces per 1,000 rentable square feet that the Premises are increased, with the parking rate for those spaces to be the prevailing market rate for tenants then in effect at that time (allowing for annual increases). If Tenant parks in more than the number of spaces noted herein, Landlord reserves the right to install access controls that monitor such excess use and may charge Tenant the customary parking rate then in effect for any such excess use.

For example, if Tenant does not increase the “Premises Size,” then it shall have the right to use 375 parking spaces at any given time for $9,375.00 per month (increasing as provided above after the first Lease year), and if it requests an additional 50 parking access cards, Landlord shall make such cards available for an additional total charge of $500.00. At that point, Tenant would have 425 parking access cards, and any holder of one of those cards would have access to one of the 375 leased parking spaces, so long as Tenant was not already actually occupying at least 375 parking spaces at the time such access was sought. If, however, the users of Tenant’s access cards utilize 400 spaces for 2 hours at one time during a day, then Tenant may be charged Landlord’s normal hourly rate for parking in the garage for 50 hours that day (25 excess spaces times 2 hours).

Tenant hereby agrees that Tenant and Tenant’s employees will park in accordance with such rules and regulations as Landlord may from time to time impose provided such parking garage.

OCCUPANT DENSITY

5.22. Landlord agrees that it will restrict office tenants of the Building from having a Maximum Potential Occupant Density (hereinafter defined) in excess of eight (8) occupants per 1,000 RSF, provided however, that tenants whose premises size is one floor or smaller shall be exempt from this limitation. In no event shall Tenant’s Maximum Potential Occupant Density (hereinafter defined) exceed eight (8) occupants per 1,000 rentable square feet of the Premises

The “Maximum Potential Occupant Density” shall be calculated by the number of total working area seats available to employees in the Premises, if all available employees were to simultaneously occupy the Premises. If Tenant exceeds said ratio, it shall be considered a default hereunder and Landlord shall be entitled to pursue any and all remedies available hereunder or otherwise available at law or in equity.

CONSTRUCTION

5.23. Should any provision of this Lease require judicial interpretation, the Parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof should be more strictly construed against one Party by reason of the rule of construction that a document is to be more strictly construed against the Party who itself or through its agents prepared the same, it being agreed that Landlord, Tenant and their respective agents have participated in the preparation hereof.

NOTICES

5.24. Except as otherwise expressly provided herein, all notices, consents, approvals, deliveries and other communications (collectively “Notices”) which may be or are required to be given under this Lease shall be properly made only if in writing and sent by hand delivery, U.S. Certified Mail (Return Receipt Requested), or nationally recognized overnight delivery service (such as Federal Express or UPS Next Day Air), with all delivery charges paid by the sender, to the addressee set forth below or such other address as either may designate to the other by written notice. Notices shall be deemed received on the date of delivery, provided that if an addressee refuses to accept any Notice, the same shall be deemed delivered on the date of such refusal. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

TENANT:	Prior to Occupancy of the Premises:
HealthStream
209 10th Avenue South - Suite 450
Nashville, TN 37203
Attention: General Counsel

After Occupancy of the Premises, the address shall be the Premises.

With copy to:

Bradley Arant Boult Cummings, LLP
Attention: J. Thomas Trent, Jr.
1600 Division Street, Suite 700
Nashville, Tennessee 37203

LANDLORD:	The Northwestern Mutual Insurance Company
Chris Misiti, Managing Director
720 East Wisconsin Avenue
Milwaukee, WI 53202

and

The Northwestern Mutual Life Insurance Company
Natalie Liberstein, Director
1000 Abernathy Rd, Suite 725
Atlanta, GA 30328

and

Boyle Nashville, LLC
Attention: Thomas McDaniel
2000 Meridian Blvd., Suite 250
Franklin, Tennessee 37067

With copy to:

Evans Petree PC
Attention: Woods Weathersby and/or Ashby Scott
1000 Ridgeway Loop Road, Suite 200
Memphis, Tennessee 38120

In the event a Notice begins the running of a time period under this Lease during which either Landlord or Tenant is obligated to respond or else have its approval deemed granted, then such Notice must have the following legend, in a prominent position on its exterior packing and interior: “TIME SENSITIVE REQUEST—RESPONSE REQUIRED WITHIN A FINITE NUMBER OF DAYS.”

COMMUNICATIONS COMPLIANCE

5.25. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant’s telecommunications equipment shall be located and remain solely in the Premises and the telephone closet(s) on the floor(s) on which the Premises is located in accordance with rules and regulations adopted by Landlord from time to time. Landlord shall have no responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto.

Tenant shall not utilize any wireless communications equipment (other than usual and customary wireless IT operations and cellular telephones), including antennae and satellite receiver dishes, within the Premises or the Building, without Landlord’s prior written consent. Upon the expiration of the Lease, Tenant shall remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal upon the expiration or termination of the Lease Term and at Tenant’s sole cost and repair any damage resulting from such removal.

ESTOPPEL CERTIFICATE

5.26. Tenant agrees to execute, acknowledge and deliver to Landlord an estoppel certificate, in a form attached hereto as Exhibit “G”, within fifteen (15) business days after written request. Failure to do so within said time frame shall be deemed Tenant’s certification that no default of Landlord exists and that all information provided by Landlord necessary to complete said estoppel certificate is true and correct. In addition, failure to provide said estoppel certificate shall be considered a default hereunder and Landlord shall be entitled to pursue all rights and remedies available herein.

RECORDING

5.27 This Lease shall not be recorded, but Landlord and Tenant shall execute a “Memorandum of Lease” in form and of substance mutually acceptable to both parties that shall be recorded in the Register’s Office of Davidson County, Tennessee.

MOLD AND MILDEW

5.27. Tenant warrants and represents that its use of the Premises shall not increase humidity levels within the Premises above reasonable humidity levels. Tenant shall maintain a temperature in the Premises between 68.5 F – 76.0 F during the winter months and between 74.0 F – 80.0 F in the summer months. Tenant shall not block or cover any of the heating, ventilation or air conditioning ducts in the Premises. Tenant shall keep all ice and coffee machines that Tenant places in the Premises in good condition and repair and immediately remove any water discharged or spilled from such ice or coffee machines. Tenant shall regularly monitor the Premises for the presence of mold or mildew or for any conditions that reasonably can be expected to contribute to the growth of mold or mildew (collectively, the “Mold and Mildew Conditions”), including, but not limited to, evidence of water leaks or excessive humidity in the Premises, a failure or malfunctioning in the heating, ventilation or air conditioning system serving the Premises and inoperable doors or windows in the Premises. Tenant shall immediately notify Landlord in writing of: (i) any visible signs of mildew or mold growth in the Premises; and (ii) any Mold and Mildew Conditions in the Premises.

BROKER AND COMMISSION

5.28. Landlord represents and warrants to the Tenant that it has been represented in this Lease transaction by Boyle Nashville, LLC (“Boyle”), and Tenant represents and warrants to Landlord that it has been represented in this Lease transaction by Colliers International. Landlord has agreed to pay Boyle and Colliers International a leasing commission pursuant to a separate Commission Agreement, dated February 13, 2017. Landlord and Tenant each represent and warrant to the other that they have not dealt with any other real estate broker, finder or listing agent in connection with this Lease, other than Boyle and Colliers International, and hereby agree to indemnify, defend and hold harmless one another from and against any claim for a commission, fee or other compensation made by a broker, finder or listing agent, other than Boyle and Colliers International, with whom it has dealt. The provisions of this Section shall survive the expiration or termination of this Lease.

MISCELLANOUS

5.29. Landlord and Tenant mutually covenant with each other:

(1) That all rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.

(2) It is further understood and agreed that any charges against Tenant by the Landlord for supplies, services, or for work done on the Premises by order of Tenant, or otherwise accruing under this Lease shall be considered as Additional Rent due and unpaid.

(3) All common areas within the Project that serve the Tenant and other tenants of the Building shall be subject to alteration or reconfiguration, in Landlord’s sole discretion, so long as Tenant’s access to parking and use of the Premises are not adversely affected.

(4) Each of the provisions of this Lease shall extend to, and shall, as the case may require, subject to the provisions of 4.03 hereof, bind or inure to the benefit not only of Landlord and Tenant, but also of their respective successors, assigns, heirs and legal representatives.

(5) That all schedules and exhibits initialed by both Parties hereto and attached to this Lease shall be a part of this contract whether or not said schedules and exhibits are specifically referred to in the Lease; all exhibits referenced in this Lease shall be incorporated herein by reference.

(6) That the waiver of any breach of any covenant or covenants of this Lease shall be limited to the particular covenant, and shall not operate nor be deemed to waive any future breaches of the same covenant or covenants nor of any other covenant or covenants.

(7) In the event that any provision or part of a provision of this Lease is held invalid, the other provisions and parts of provisions shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have hereunto executed this Lease Agreement this the day and year first above written.

LANDLORD:

CAPITOL VIEW JOINT VENTURE, a Tennessee general partnership

By:	C-Land Fund, LLC, a Delaware limited liability company, general partner

By:	NML Real Estate Holdings, LLC, a Wisconsin limited liability company, its sole member

By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, its sole member

By:	Northwestern Mutual Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate

By:

Name:
Its: Managing Director

By:	Charlotte Eleventh Investments, LLC, a Tennessee limited liability company, general partner

By:
Name:
Title:

TENANT:

HEALTHSTREAM, INC., a Tennessee corporation

By:
Name:
Title:

Exhibit A
10-Story Office building
Located on Capitol View Block E

SITE PLAN
F
C
LifeWay
E
URBAN ACTIVITY PARK
B
D
A
HCA

EXHIBIT “A-1”

EXHIBIT “B”

Plan Delineating the Premises

MEN'S
1011
WOMEN'S
1012
ELEV LOBBY
1014
FIRE ACCESS
1015
ELEC
1017
MECH
1010
TELC
1016

PROJECT N° 20150137 | 3/25/2017

OFFICE LEVELS 9 & 10

Capitol View Block E
Nashville, Tennessee

CAPITOL VIEW NASHVILLE TENNESSEE

COOPER CARRY

© 2015 COOPER CARRY, Inc., 191 Peachtree Street NE, Suite 2400, Atlanta, Georgia 30303 Tel. 404-237-2000 Fax 404-237-0276

EXHIBIT “C”

THIS COMMENCEMENT DATE AGREEMENT made this                  day of                     , 20        , by and between Capitol View Joint Venture, a Tennessee general partnership, (hereinafter called “Landlord”), and HealthStream, Inc., a Tennessee corporation (hereinafter called “Tenant”), collectively referred to as the Parties.

Pursuant to Section 1.04 of the Lease dated as of the              day of             , 20        , (Lease), in order to provide a record of certain events since the execution of said Lease, it is agreed and confirmed:

1.	The Lease is in full force and effect.

2.	The Commencement Date of the Term of the Lease is the day of , 200 , and the expiration date of the Term is day of 20 .

3.	The rentable square footage of the leased Premises is square feet.

4.	Tenant’s Pro Rata Share of Operating Expenses is .

5.	The rent schedule is as follows:

Period*	Payment
Months 1 - 6		$0.00 per month
Months 7 - 12	$	per month
Months 13 - 24	$	per month
Months 25 - 36	$	per month
Months 37 - 48	$	per month
Months 49 - 60	$	per month
Months 61 - 72	$	per month
Months 73 - 84	$	per month
Months 85 - 96	$	per month
Months 97 - 108	$	per month
Months 109 - 120	$	per month
Months 121 - 126	$	per month

IN WITNESS WHEREOF, the Parties hereto have duly executed this instrument as of the day and year first above written.

LANDLORD:

CAPITOL VIEW JOINT VENTURE, a Tennessee general partnership

By:	C-Land Fund, LLC, a Delaware limited liability company, general partner

By:	NML Real Estate Holdings, LLC, a Wisconsin limited liability company, its sole member

By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, its sole member

By:	Northwestern Mutual Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate

By:

Name:

Its: Managing Director

By:	Charlotte Eleventh Investments, LLC, a Tennessee limited liability company, general partner

By:
Name:
Title:

TENANT:
HEALTHSTREAM, INC., a Tennessee corporation
By:
Name:
Title:

EXHIBIT “D-1”

CAPITOL VIEW

Block E – 10-Story Office Building

Checklist – Base Building vs Tenant Improvements

DRYWALL/ACOUSTICAL

Scope Item	Applies to Base Building	Applies to Tenant Allowance
1. Drywall at exterior wall.		X

2. Drywall column wrap at exterior wall.		X

3. Drywall surrounding core, core internal partitions mudded spackled and taped.	X Except @ x-bracing and east and southeast side of restroom wall

4. Upper level elevator lobby wall, and ceiling finishes	X

5. Drywall wrap at freestanding columns.		X

6. Ceiling grid and installation.		X

7. Ceiling tile and installation.		X

8. First floor rated corridors.	X

9. Upper floor corridors (on multi-tenant floor)	X

ELECTRICAL

Scope Item	Applies to Base Building	Applies to Tenant Allowance
10. Power panel board (2 section panel w/ capacity for 3 or 4 panels)	X

11. Lighting 2’x4’ lay-in LED fixtures (building standard fixture), minimum 1 per 75 square feet,		X

12. Access control system 12a. Base building ACS 12b. Tenant ACS (elective)	X	X

13. Telephone connection at building, distribution sleeves	Conduit to bldg. Sleeves thru slabs

14. Telephone outlets, conduits, or cable trays required in tenant space		X

15. Data service entry/riser	X

16. Data service connection and distribution		X

17. Back-up generator 17a. Emergency/life-safety generator 17b. Back-up for Tenant power (elective)	X	X

18. Tenant Lighting Grid and Power Grid		X

19. Fire Vestibule and Life Safety System for Base Building	X

FINISHES

Scope Item	Applies to Base Building	Applies to Tenant Allowance
20. Typical restroom tile, wall finishes, fixtures, counters and partitions within core	X

21. Main/first floor elevator lobby, wall and ceiling finishes	X

22. Typical upper level elevator lobby floor, wall and ceiling finishes	X (multi-tenant floors)	X (single-tenant floors)

23. Typical corridor at upper floors	X (multi-tenant floors)

24. Window blinds / shades	X

25. Telephone and Equipment Room	X

HVAC/PLUMBING

Scope Item	Applies to Base Building	Applies to Tenant Allowance
26. Main ductwork and core boxes.	X

27. Medium pressure ductwork installed to and including VAV boxes every 1,500 usable square feet	X

28. Additional VAV boxes, as may be required by tenant layout		X

29. Modification to main ductwork and standard exterior zones		X

30. Modifications to main ductwork and air distribution at interior zones		X

31. Low pressure ductwork and air distribution at interior zones		X

32. Base building Allertin energy management system	X

33. Allertin energy management system as-built integration of tenant plan		X

34. At least one wet column for tenant water/sewer connection	X

35. Tenant plumbing fixtures and connection to wet column		X

36. Sprinkler system with heads turned up at typical spacing for light hazard occupancy in Tenant space	X

37. Complete common area bathrooms on each floor	X

Note: All Leasehold Improvement designs, plans and specifications shall strictly adhere to Landlord’s standard office buildout specifications, which are available in manager office.

EXHIBIT “D-2”

Capitol View Block E – Office

Standard Office Build-Out Specifications (aka ‘Building Standards’)

•	Doors:

•	Tenant doors – All entry doors will be 3’0” x 8’0” plain sliced AA premium grade by Eggers – factory finished to match sample

•	Doors with full-height glass inserts have a stile with a prefinished wood stop. No metal frames are allowed for glass inserts in doors.

•	Knock-down frames are acceptable.

•	Hardware is by Stanley - Best Series Cylindrical Locksets with Style Return and ” convex rose – Finish , Hinges are 4.5x4.5 US26D, Closers . Boyle uses a Cormax Core 1CX-7XA12 that is Suite Mastered – coordinate tenant setup with building management

•	Interior doors – All interior doors will be 3’0” x 8’0” plain sliced AA premium grade by Eggers - factory finished to match sample

•	Knock-down frames are acceptable.

•	Doors with full-height glass inserts have a stile with a prefinished wood stop. No metal frames are allowed for glass inserts in doors.

•	Hardware is by Stanley - Best 73KC Series Cylindrical Sets with Style 14 Curved Return and 3” convex rose – finish 626, hinges are FBB179 4.5x4.5 US26D, closers where required are CLD-4551, interior locksets are not provided as a building standard except for IT closets. Boyle uses a Cormax Core 1CX-7XA12 that is suite-mastered – coordinate tenant setup with building management

•	HVAC

•	Controls & graphics – Graphics updates for building Allertin HVAC control system to be coordinated between contractor and building manager. Control installation cost to be included in interior general contractor’s contract; see manager (Kent Smith, 615.550.5591, ksmith@boyle.com) for cost and coordination

•	Slot diffusers at building perimeter to be used, as alternative to lay-in diffusers, where possible

•	Before installing supplemental units, please contact Kent Smith 615.550.5591

•	Lighting

•	Primary lighting standard – 2’x4’ LED Troffer Williams LT 24 L43/830 AF/DIM/UNV (or acceptable equivalents - Lithonia or Copper Metalux)

•	Lighting density – minimum of one fixture per 80 SF

•	Light color – 3000K

•	Exit lights – Exit signs to be edge-lit, ceiling recessed, green - Beghelli OL2. Tied to emergency generator loop, shall not utilize a battery back-up

•	Emergency light – Beghelli PACO (PEH -1-B) emergency only, black housing

•	Lighting controls – Tenant buildouts to be tied into building lighting control system; coordinate with building management

•	In order to meet energy codes, tenants shall utilize occupancy sensors throughout; ‘double switching’ and independent lighting control panels shall not be used

EXHIBIT “E”

Rules and Regulations

1. Sidewalks, doorways, vestibules, common area halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by any tenant or its officers, agents, servants, and employees, or be used for any purpose other than ingress and egress to and from premises in the Building, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

2. Plumbing, fixtures, and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

3. No signs, directories, posters, advertisements, or notices shall be painted of affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its discretion. However, the prohibition in the immediately preceding sentence shall not limit or restrict any tenant’s right to maintain within the premises occupied by such tenant any signs, directories, posters, advertisements, or notices so long as such items are not visible from the exterior of the premises occupied by such tenant or from the common areas of the Building. Building standard suite identification signs will be prepared by landlord at each tenant’s expense. Landlord shall have the right to remove all unapproved signs without notice to any tenant, at the expense of the responsible tenant.

4. No tenant shall do, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible tenant.

6. Each tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

7. All deliveries must be made via the service entrance and service elevator, when provided, during normal working hours. Landlord’s written approval must be obtained for any delivery after normal working hours.

8. Each tenant shall cooperate with Landlord’s employees in keeping such tenant’s premises neat and clean.

9. Each tenant shall not cause or permit any improper noises in the building, allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants or persons having business with them. However, Landlord acknowledges that, if permitted by the applicable lease, a tenant may operate a food services facility within the premises of such tenant for the sole use and benefit of the occupants of such premises and their invitees and that such food services facility may emit odors normally associated with the operation of such on-site food services facilities.

10. Except for service animals, no animals shall be brought into or kept in or about the Building.

11. When conditions are such that a tenant must dispose of crates, boxes, etc. on the sidewalk, it will be the responsibility of such tenant to dispose of same prior to 7:30 a.m. or after 5:30 p.m.

12. No machinery of any kind, other than ordinary office machines such as typewriters, computers, fax machines, scanners, information processing systems, copy machines, communications equipment and calculators, shall be operated in any premises in the Building without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance (including live Christmas trees and ornaments), or any illuminating materials. No space heaters or fans shall be operated in the Building.

13. No motorcycles or similar vehicles will be allowed in the Building.

14. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except as approved by Building maintenance personnel. Notwithstanding the foregoing, a tenant may decorate the interior of such tenant’s premises at such tenant’s sole discretion provided such decorations do not impact the structural integrity of the Building and cannot be seen from the exterior of the Building or from any common areas of the Building.

15. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

16. No food and/or beverages shall be distributed from any tenant’s office without the prior written approval of the Building manager, other than through vending machines. But a tenant may prepare coffee and similar beverages and warm typical luncheon items for the consumption of such tenant’s employees and invitees. Furthermore, Landlord acknowledges that, if permitted by the applicable lease, a tenant may operate a food services facility within the premises of such tenant for the sole use and benefit of the occupants of such premises and their invitees.

17. No additional locks shall be placed upon any doors without the prior written consent of Landlord, or as needed to comply with rules, regulation, and laws applicable to Tenant’s business. All necessary keys or access cards or codes shall be furnished by Landlord, other than those needed to comply with rules, regulation, and laws applicable to Tenant’s business, and the same shall be surrendered upon termination of the applicable lease, and each tenant shall then give Landlord or Landlord’s agent an explanation of the combination of all locks on the doors or vaults. Replacement key or access cards or codes (i.e., replacements for keys or access cards or codes previously issued by Landlord) shall be obtained only from Landlord, and Tenant shall pay to Landlord (as Additional Rent, with thirty (30) days after Tenant receives an invoice therefor) the actual costs incurred by Landlord in obtaining and issuing replacement keys or access cards or codes for keys or access cards or codes previously issued.

18. Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be for the responsible tenant’s account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

19. Each tenant shall comply with reasonable parking rules and regulations as may be posted and distributed by Landlord from time to time.

20. No portion of the building shall be used for the purpose of lodging rooms.

21. Prior written approval, which shall be at Landlord’s sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to the responsible tenant, at the responsible tenant’s expense.

22. No tenant shall make any changes or alterations to any portion of the Building without Landlord’s prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by licensed contractors and/or workmen.

23. No smoking is permitted within the Capital View Project.

EXHIBIT “F”

[TENANT REVISIONS UNDER REVIEW BY LENDER]

Loan No.

RECORDING REQUESTED BY

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.

720 East Wisconsin Ave.—Rm N16WC

Milwaukee, WI 53202

Attn: Lexi J. Phillips

SPACE ABOVE THIS LINE FOR RECORDER’S USE

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is entered into as of                 , 20    , between                , whose mailing address is , (“Tenant”),                      , whose mailing address is                     , (“Borrower”), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Lender”), whose address for notices is 720 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Real Estate Investment Department, Reference Loan No.                     .

RECITALS

A. Tenant is the lessee or successor to the lessee, and Borrower is the lessor or successor to the lessor under a certain lease dated                 , 20     (the “Lease”).

B. Lender has made, or will make, a mortgage loan to be secured by a mortgage, deed to secure a debt or deed of trust from Borrower for the benefit of Lender (as it may be amended, restated or otherwise modified from time to time, the “Lien Instrument”) encumbering the fee title to and/or leasehold interest in the land described in Exhibit A attached hereto and the improvements thereon (collectively, the “Property”), wherein the premises covered by the Lease (the “Demised Premises”) are located.

C. Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the “Absolute Assignment”), pursuant to which (i) the Lease is assigned to Lender and (ii) Lender grants a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease until the revocation by Lender of such license, at which time all rents, income and other sums payable under the Lease are to be paid to Lender.

D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

E. Tenant acknowledges that, as its consideration for entering into this Agreement, Tenant will benefit by entering into an agreement with Lender concerning Tenant’s relationship with any purchaser or transferee of the Property (including Lender) in the event of foreclosure of the Lien Instrument or a transfer of the Property by deed in lieu of foreclosure (any such purchaser or transferee and each of their respective successors or assigns is hereinafter referred to as “Successor Landlord”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, Borrower and Lender agree as follows:

1. Tenant and Borrower agree for the benefit of Lender that:

(a)	Tenant shall not pay, and Borrower shall not accept, any rent or additional rent more than one month in advance;

(b)	Except as specifically provided in the Lease, Tenant and Borrower will not enter into any agreement for the cancellation of the Lease or the surrender of the Demised Premises without Lender’s prior written consent;

(c)	Tenant and Borrower will not enter into any agreement amending or modifying the Lease without Lender’s prior written consent, except for amendments or modifications specifically contemplated in the Lease for confirming the lease commencement date, the rent commencement date, the term, the square footage leased, the renewal or extension of the Lease, or the leasing of additional space at the Property;

(d)	Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice and a reasonable opportunity to cure such default;

(e)	Tenant, upon receipt of notice from Lender that it has exercised its rights under the Absolute Assignment and revoked the license granted to Borrower to collect all rents, income and other sums payable under the Lease, shall pay to Lender all rent and other payments then or thereafter due under the Lease, and any such payments to Lender shall be credited against the rent or other obligations due under the Lease as if made to Borrower;

(f)	Tenant will not conduct any dry cleaning operations on the Demised Premises using chlorinated solvents nor will Tenant use any chlorinated solvents in the operation of their business on the Demised Premises; and

(g)	Tenant shall pay any and all termination fees due and payable under the Lease directly to Lender.

2. The Lease is intended to be and is hereby acknowledged by Lender, Borrower and Tenant to be prior in all respects to the Lien Instrument and to all amendments, restatements, renewals, modifications and extensions thereof.

3. Borrower, Tenant and Lender agree that, unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

4. If the interests of Borrower in the Property are acquired by a Successor Landlord:

(a)	If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease beyond any applicable notice and cure period, the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in this Agreement;

(b)	Tenant agrees to attorn to Successor Landlord as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, including any renewal options which are exercised in accordance with the terms of the Lease;

(c)	The interests so acquired shall not merge with any other interests of Successor Landlord in the Property if such merger would result in the termination of the Lease;

(d)	If, notwithstanding any other provisions of this Agreement, the acquisition by Successor Landlord of the interests of Borrower in the Property results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Successor Landlord and Tenant on the same terms and conditions as the Lease, except as modified by this Agreement, for the remainder of the term of the Lease with renewal options, if any; and

(e)	Successor Landlord shall not disturb Tenant’s possession of the leasehold estate created in its favor under the Lease and shall be bound to Tenant and under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Successor Landlord’s acquisition of the interests of Borrower in the real estate, have the same remedies against Successor Landlord for the breach of the Lease that Tenant would have had under the Lease against Borrower if the Successor Landlord had not succeeded to the interests of Borrower; provided, however, that Successor Landlord shall not, after the occurrence of the Ready for Occupancy Date and completion of the Punchlist, be:

(i)	Liable for the breach of any representations or warranties set forth in the Lease or for any act, omission or obligation of any landlord (including Borrower) or any other party occurring or accruing prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises, except for any repair and maintenance obligations of a continuing nature as of the date of such acquisition;

(ii)	Liable for any obligation to construct any improvements in, or make any alterations to, the Demised Premises, or to reimburse Tenant by way of allowance or otherwise for any such improvements or alterations constructed or made, or to be constructed or made, by or on behalf of Tenant in the Demised Premises;

(iii)	Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises;

(iv)	Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Successor Landlord;

(v)	Bound to Tenant subsequent to the date upon which Successor Landlord transfers its interest in the Demised Premises to any third party;

(vi)	Liable to Tenant under any indemnification provisions set forth in the Lease for liability that occurred prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the real estate; or

(vii)	Liable for any damages in excess of Successor Landlord’s equity in the Property.

The provisions of this paragraph shall be effective and self-operative immediately upon Successor Landlord succeeding to the interests of Borrower without the execution of any other instrument.

5. Tenant represents and warrants that Tenant, all persons and entities owning (directly or indirectly) an ownership interest in Tenant and all guarantors of all or any portion of the Lease: (i) are not, and shall not become, a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not, and shall not become, a person or entity with whom Lender is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) and (ii) above.

6. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, and shall remain in full force and effect notwithstanding any renewal, extension, increase, or refinance of the indebtedness secured by the Lien Instrument, without further confirmation. Upon recorded satisfaction of the Lien Instrument, this Agreement shall become null and void and be of no further effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:

By:
Name:
Its:

Attest:
Name:
(corporate seal)	Its:

Add appropriate acknowledgment for Tenant.

(Signatures of Borrower and Lender continued on following pages)

(Signatures continued)

BORROWER:

By:
Name:
Its:

Attest:
Name:
Its:

Add appropriate acknowledgment for Borrower.

(Signature of Lender continued on following pages)

(Signatures continued)

LENDER:	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

	By:	Northwestern Mutual Real Estate Investments, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:
Name:
		Its:	Managing Director

Attest:
Name:
		Its:	Assistant Secretary

Add appropriate acknowledgment for NML

Add scriveners statement

EXHIBIT “A”

(Description of Property)

EXHIBIT “G”

Estoppel

ESTOPPEL CERTIFICATE

(BY SPACE TENANT)

RE:	LOCATION, CITY, STATE (“Premises”)

Loan No. _________

The undersigned hereby certifies to The Northwestern Mutual Life Insurance Company/Northwestern Long Term Care Insurance Company, the holder or proposed holder of a mortgage/deed of trust lien on the Premises, that the undersigned is a tenant at the Premises under a lease dated                          between                     , as landlord, and                 , as tenant (such lease, as modified by the instruments indicated at the end of this certificate being hereinafter referred to as the “Lease”).

The undersigned agrees with the Northwestern Mutual Life Insurance Company that notwithstanding (i) any language in the Lease to the contrary, (ii) the respective effective dates of the Mortgage and the Lease, or (iii) any other circumstance of fact or time, the Lease shall not be subordinate to the Mortgage, but rather the Lease shall at all times have priority with respect to the Mortgage, and to all renewals, modifications, consolidations, participations, replacements, and extensions thereof. The undersigned further agrees that notwithstanding any such priority of the Lease, the undersigned shall attorn to Northwestern Mutual Life Insurance Company, its affiliates, successors and assigns or any purchaser of the Premises which shall succeed to Landlord’s interest in the Lease (a) in, or as a result of, a foreclosure proceeding, or sale pursuant to power of sale, or (b) by a deed in lieu of foreclosure or (c) as a result of any judicial proceeding.

The undersigned further hereby certifies to The Northwestern Mutual Life Insurance Company/Northwestern Long Term Care Insurance Company that:

1)	The Lease is presently in full force and effect and unmodified except as indicated at the end of this Estoppel Certificate*. The Lease contains all of the understandings and agreements between the landlord thereunder (the “Landlord”) and the undersigned.

2)	The undersigned has accepted possession of the space at the Premises demised under the Lease containing (insert number) rentable square feet, any improvements required by the terms of the Lease to be made by the Landlord have been completed to the satisfaction of the undersigned and any and all other special conditions to be performed by the Landlord prior to or at commencement of the term of the Lease or as a condition therefor have been performed and satisfied. The commencement date of the term of the Lease is , and the expiration date is .

3)	The undersigned’s obligation to pay rent has commenced in full. The Lease provides for, and the undersigned is currently paying, rent as follows:

(a)	Monthly installment of [fixed /base rent] (as defined in the Lease):

$______________

(b)	Monthly installment of [Tenant’s proportionate share of Basic Operating Cost, etc.) (as defined in the Lease): $______________

(c)	Monthly CAM charges: $______________

(d)	Percentage rent: ________________________________________

[USE	(c) and (d) FOR RETAIL ONLY]

No rent under the Lease has been paid more than 30 days in advance of its due date.

4)	Unless set forth below, the address for notices to be sent to the undersigned is as set forth in the Lease or in a notice attached to this Estoppel Certificate.

5)	To the undersigned’s actual knowledge, the Landlord is not in default under the Lease, and the undersigned, as of this date, has no charge, lien or claim of setoff under the Lease or otherwise against rents or other charges due or to become due thereunder.

6)	The undersigned has no right of first refusal with respect to any other space in the Premises[, exclusive business rights / FOR RETAIL TENANTS ONLY] and no option to extend or terminate the Lease, except as follows (if none, state “None”): .

7)	The undersigned has no option to acquire any interest in any portion of the Premises, except as follows (if none, state “None”): .

8)	The undersigned is not due any reimbursement from Landlord for any tenant improvement work except as follows (if none, state “None”): .

9)	The undersigned has made a security deposit in the amount of $ .

10)	To the undersigned’s actual knowledge, the undersigned is not in default under the Lease and is current in the payment of rent and other charges required to be paid by the undersigned to the Landlord.

11)	The undersigned has not entered into any sublease, assignment or other agreement transferring any of its interests in the Lease or the Premises, except as follows (if none, state “None”): .

12)	There are no actions, whether voluntary or otherwise, pending against the undersigned (or any guarantor of the undersigned’s obligations under the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof.

The undersigned further agrees with The Northwestern Mutual Life Insurance Company/Northwestern Long Term Care Insurance Company that, from and after the date hereof, the undersigned will not seek to terminate the Lease by reason of any act or omission of the Landlord until the undersigned shall have given written notice of such act or omission to The Northwestern Mutual Life Insurance Company/Northwestern Long Term Care Insurance

Company, 720 E. Wisconsin Avenue, Milwaukee, WI 53202, Attn: Treasury and Investment Operations, Real Estate Operations Unit (or to such other address subsequently furnished to the undersigned) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period such holder shall have the right, but shall not be obligated, to remedy such act or omission.

Dated: , 20

Address:	NAME OF TENANT

(Signature)

(Title)

*	Lease modifications, if any, to be listed here: